EXHIBIT 10.63


                                           *** TEXT OMITTED AND FILED SEPARATELY
                                                CONFIDENTIAL TREATMENT REQUESTED
                                             UNDER 17 C.F.R. SS.SS.200.80(B)(4),
                                                            200.83 AND 240.24B-2


                               BUILD-TO-SUIT LEASE



Landlord:                  Britannia Pointe Grand Limited Partnership


Tenant:                    SUGEN, Inc.

Date:                      June 11, 1997




                                TABLE OF CONTENTS


1.  PROPERTY.................................................................  1
1.1      Lease of Property...................................................  1
1.2      Landlord's Reserved Rights..........................................  2

2.  TERM.....................................................................  3
2.1      Term................................................................  3
2.2      Early Possession....................................................  3
2.3      Delay In Possession.................................................  4
2.4      Acknowledgement Of Rent Commencement................................  5
2.5      Holding Over........................................................  5
2.6      Option To Extend Term...............................................  5
2.7      Extension of Initial Term...........................................  6

3.  RENTAL...................................................................  6
3.1      Minimum Rental......................................................  6
         (a)      Rental Amounts.............................................  6
         (b)      Rental Adjustment Due to Change in Square Footage..........  7
         (c)      Rental Adjustment in Connection with Cost of Improvements..  7

         (d)      Rental Adjustment Due to Deferral of Tenant Improvements...  9
         (e)      Rental Amounts During First Extended Term..................  9
         (f)      Rental Amounts During Second Extended Term................. 10
3.2      Late Charge......................................................... 10

4.  STOCK WARRANTS........................................................... 11
4.1      Stock Warrants...................................................... 11

5.  CONSTRUCTION............................................................. 13
5.1      Construction of Improvements........................................ 13
5.2      Condition of Property............................................... 13
5.3      Compliance with Law................................................. 14

6.  EXPANSION OPTIONS........................................................ 15
6.1      Adjacent Property Lock-Up........................................... 15
6.2      Lock-Up Consideration............................................... 15
6.3      Exercise of Phase II Expansion Options.............................. 16

7.  REFUSAL RIGHTS WITH RESPECT TO LEASES.................................... 18
7.1      Refusal Rights...................................................... 18

8.  TAXES.................................................................... 20
8.1      Personal Property................................................... 20
8.2      Real Property....................................................... 20

9.  OPERATING EXPENSES....................................................... 21
9.1      Payment Of Operating Expenses....................................... 21
9.2      Definition Of Operating Expenses.................................... 21
9.3      Determination Of Operating Expenses................................. 24
9.4      Final Accounting For Lease Year..................................... 25
9.5      Proration........................................................... 25

10.  UTILITIES............................................................... 26
10.1     Payment............................................................. 26
10.2     Interruption........................................................ 26

11.  ALTERATIONS; SIGNS...................................................... 26
11.1     Right To Make Alterations........................................... 26
11.2     Title To Alterations................................................ 27
11.3     Tenant Fixtures..................................................... 28
11.4     No Liens............................................................ 28

11.5     Signs............................................................... 28

12.  MAINTENANCE AND REPAIRS................................................. 29
12.1     Landlord's Work..................................................... 29
12.2     Tenant's Obligation For Maintenance................................. 29
         (a)      Good Order, Condition And Repair........................... 29
         (b)      Landlord's Remedy.......................................... 30
         (c)      Condition Upon Surrender................................... 30

13.  USE OF PROPERTY......................................................... 30
13.1     Permitted Use....................................................... 30
13.2     [Omitted.].......................................................... 31
13.3     No Nuisance......................................................... 31
13.4     Compliance With Laws................................................ 31
13.5     Liquidation Sales................................................... 31
13.6     Environmental Matters............................................... 32

14.  INSURANCE AND INDEMNITY................................................. 36
14.1     Insurance........................................................... 36
14.2     Quality Of Policies And Certificates................................ 38
14.3     Workers' Compensation............................................... 38
14.4     Waiver Of Subrogation............................................... 38
14.5     Increase In Premiums................................................ 38
14.6     Indemnification..................................................... 39
14.7     Blanket Policy...................................................... 39

15.  SUBLEASE AND ASSIGNMENT................................................. 40
15.1     Assignment And Sublease Of Property................................. 40
15.2     Rights Of Landlord.................................................. 40

16.  RIGHT OF ENTRY AND QUIET ENJOYMENT...................................... 42
16.1     Right Of Entry...................................................... 42
16.2     Quiet Enjoyment..................................................... 42

17.  CASUALTY AND TAKING..................................................... 42
17.1     Damage or Destruction............................................... 42
17.2     Condemnation........................................................ 44
17.3     Reservation Of Compensation......................................... 45
17.4     Restoration Of Improvements......................................... 45

18.  DEFAULT................................................................. 45

18.1     Events Of Default................................................... 45
         (a)      [Omitted.]................................................. 45
         (b)      Nonpayment................................................. 46
         (c)      Other Obligations.......................................... 46
         (d)      General Assignment......................................... 46
         (e)      Bankruptcy................................................. 46
         (f)      Receivership............................................... 46
         (g)      Attachment................................................. 46
         (h)      Insolvency................................................. 47
18.2     Remedies Upon Tenant's Default...................................... 47
18.3     Remedies Cumulative................................................. 48

19.  SUBORDINATION, ATTORNMENT AND SALE...................................... 48
19.1     Subordination To Mortgage........................................... 48
19.2     Sale Of Landlord's Interest......................................... 49
19.3     Estoppel Certificates............................................... 49
19.4     Subordination to CC&R's............................................. 50
19.5     Mortgagee Protection................................................ 50

20.  SECURITY................................................................ 51
20.1     Deposit............................................................. 51

21.  MISCELLANEOUS........................................................... 52
21.1     Notices............................................................. 52
21.2     Successors And Assigns.............................................. 53
21.3     No Waiver........................................................... 53
21.4     Severability........................................................ 53
21.5     Litigation Between Parties.......................................... 53
21.6     Surrender........................................................... 54
21.7     Interpretation...................................................... 54
21.8     Entire Agreement.................................................... 54
21.9     Governing Law....................................................... 54
21.10    No Partnership...................................................... 54
21.11    Financial Information............................................... 54
21.12    Costs............................................................... 55
21.13    Time................................................................ 55
21.14    Rules And Regulations............................................... 55
21.15    Brokers............................................................. 55
21.16    Memorandum Of Lease................................................. 56
21.17    Corporate Authority................................................. 56
21.18    Execution and Delivery.............................................. 56

21.19    Survival............................................................ 56


                                    EXHIBITS
                                    --------

         EXHIBIT A            Real Property Descriptions (Property and Center)

         EXHIBIT B            Site Plan

         EXHIBIT C            Workletter

         EXHIBIT D            Estimated Construction Schedule

         EXHIBIT E            Acknowledgement of Rent Commencement Date

                               BUILD-TO-SUIT LEASE


                  THIS BUILD-TO-SUIT LEASE ("Lease") is made and entered into as of June 11, 1997, by and between BRITANNIA POINTE GRAND LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord"), and SUGEN, INC., a Delaware corporation ("Tenant").


                          THE PARTIES AGREE AS FOLLOWS:


                                   1. PROPERTY

         1.1      Lease of Property.

                  (a) Landlord leases to Tenant and Tenant hires and leases from Landlord, on the terms, covenants and conditions hereinafter set forth, the building (the "Initial Building") to be constructed pursuant to Article 5 hereof and Exhibit C attached hereto on the real property described as "The Property" in Exhibit A attached hereto (the "Property"), to consist of a two-story office and laboratory building containing approximately [...*...] square feet. The location of the Initial Building on the Property is intended to be substantially as shown for the building designated as "Initial Building" on the site plan attached hereto as Exhibit B (the "Site Plan"). The Property is part of the Britannia Pointe Grand Business Park (the "Center") on East Grand Avenue in the City of South San Francisco, County of San Mateo, State of California, which presently consists of the real property described as "The Center" in Exhibit A attached hereto and presently includes the existing buildings designated as Buildings D, E, F and G on the Site Plan (containing, in the aggregate, approximately [...*...] square feet of office and research and development space). The Initial Building and the other improvements to be constructed on the Property pursuant to Article 5 hereof and Exhibit C attached hereto, partly by Landlord and partly by Tenant, are sometimes referred to collectively herein as the "Improvements." The parking areas, driveways, sidewalks, landscaped areas and other portions of the Center that lie outside the exterior walls of the buildings now existing or to be constructed in the Center, as depicted in the Site Plan and as hereafter modified by Landlord from time to time in accordance with the provisions of this Lease, are sometimes referred to herein as the "Common Areas."

                  (b) As an appurtenance to Tenant's leasing of the Initial Building pursuant to Section 1.1(a), Landlord hereby grants to Tenant, for the benefit of Tenant and its employees, suppliers, shippers, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, (i) those portions of the Common Areas improved from time to time for use as parking areas, driveways, sidewalks, landscaped areas,


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*CONFIDENTIAL TREATMENT REQUESTED
                                        1
or for other common purposes, and (ii) all access easements and similar rights and privileges relating to or appurtenant to the Center and created or existing from time to time under any access easement agreements, declarations of covenants, conditions and restrictions, or other written agreements now or hereafter of record with respect to the Center, subject however to any limitations applicable to such rights and privileges under applicable law, under this Lease and/or under the written agreements creating such rights and privileges. Landlord represents that the Property, in conjunction with the balance of the Center, shall include parking spaces available for use (on a non-exclusive basis) by Tenant and its employees, agents and invitees at the rate of at least 3.5 spaces per 1,000 square feet of building area, and that Tenant shall be entitled to have ten (10) parking spaces marked as being reserved for exclusive use by Tenant, at a location to be reasonably designated by Tenant and approved by Landlord (which approval shall not be unreasonably withheld or delayed) at an appropriate time in the course of the development of Common Area plans and Initial Building plans pursuant to Article 5 and Exhibit C.

         1.2 Landlord's Reserved Rights. To the extent reasonably necessary to permit Landlord to exercise any rights of Landlord and discharge any obligations of Landlord under this Lease, Landlord shall have, in addition to the right of entry set forth in Section 16.1 hereof, the following rights: (i) to make changes to the Common Areas, including, without limitation, changes in the location, size or shape of any portion of the Common Areas, and to relocate parking spaces in the Center (but not materially decrease the number of such parking spaces in areas of the Center generally adjacent to the Initial Building); (ii) to close temporarily any of the Common Areas for maintenance or other reasonable purposes, provided that reasonable parking and reasonable access to the Initial Building remain available; (iii) to construct, alter or add to any improvements in the Common Areas of the Center, and to construct, alter or add to buildings and Common Area improvements in the Center (including, but not limited to, construction of buildings in the areas designated as future buildings C and H on the Site Plan, and construction of site improvements and Common Area improvements in adjacent portions of the Center); (iv) to build in areas adjacent to the Center and to add such areas to the Center; (v) to use the Common Areas while engaged in making additional improvements, repairs or alterations to the Center or any portion thereof; and (vi) to do and perform such other acts with respect to the Common Areas and the Center as may be necessary or appropriate; provided, however, that notwithstanding anything to the contrary in this Section 1.2, Landlord's exercise of its rights hereunder shall not cause any material diminution of Tenant's rights, nor any material increase of Tenant's obligations, under this Lease or with respect to the Improvements.

                                     2. TERM

         2.1      Term.

                  (a) The term of this Lease shall commence upon mutual execution of this Lease by Landlord and Tenant. Tenant's minimum rental and Operating Expense obligations shall commence on the earlier of (i) the date which is one hundred eighty (180) days after the date Landlord delivers to Tenant a Structural Completion Certificate pursuant to the Workletter attached hereto as Exhibit C (subject to any adjustments authorized or required under the provisions of such Exhibit C), notifying Tenant that Landlord's construction of the shell of the Initial Building pursuant to Article 5 and Exhibit C is substantially complete, or (ii) the date Tenant takes occupancy of and commences operation of its business in the Initial Building, the earlier of such dates being herein called the "Rent Commencement Date." The term of this Lease shall end on the day (the "Termination Date") immediately preceding the date seventeen
(17) years after the Rent Commencement Date, unless sooner terminated or extended as hereinafter provided.

                  (b) Notwithstanding any other provisions of this Lease, Tenant shall have the right to terminate this Lease by written notice to Landlord, at any time during the period from July 1, 1997 through July 9, 1997, inclusive, if the [...*...] has not, by June 30, 1997, confirmed in a writing satisfactory to Tenant in form and substance (in Tenant's reasonable judgment) the [...*...] of Landlord's proposed acquisition of the Adjacent Property, including (but not limited to) the [...*...] with respect to some or all of the Adjacent Property to the extent necessary to facilitate such acquisition.

         2.2 Early Possession. Tenant shall have the nonexclusive right to occupy and take possession of the Initial Building from and after the date of Landlord's delivery of the Structural Completion Certificate described in clause
(i) of Section 2.1, even though Landlord will be continuing to construct the balance of Landlord's Work as contemplated in Exhibit C, for the purpose of constructing Tenant's Work as contemplated in Exhibit C and for the purpose of installing fixtures and furniture, laboratory equipment, computer equipment, telephone equipment, low voltage data wiring and personal property and other similar work related to the construction of Tenant's Work and/or preparatory to the commencement of Tenant's business on the Property. Such occupancy and possession, and any early access under the next sentence of this Section 2.2, shall be subject to and upon all of the terms and conditions of this Lease and of the Workletter attached hereto as Exhibit C (including, but not limited to, conditions relating to the maintenance of required insurance), except that Tenant shall have no obligation to pay minimum rental or Operating Expenses for any period prior to the Rent Commencement Date as determined under Section 2.1; such early possession shall not advance or otherwise affect the Rent Commencement Date or Termination Date determined under Section 2.1. Tenant shall also be entitled to have early access to the Property at all appropriate times prior to Landlord's delivery of the Structural Completion Certificate, subject to the approval of Landlord and its


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*CONFIDENTIAL TREATMENT REQUESTED
                                        3
general contractor (which approval shall not be unreasonably withheld or delayed) and to all other provisions of this Section 2.2, solely for the purpose of performing work preparatory to the construction of Tenant's Work or necessary for the orderly sequencing of such work, and Tenant shall not be required to pay minimum rental or Operating Expenses by reason of such early access until the Rent Commencement Date otherwise occurs; without limiting the generality of the preceding portion of this sentence, Tenant shall be entitled to have early access to the Property and the Initial Building as soon as the roof metal decking is in place to begin hanging electrical, mechanical and plumbing services from the overhead structure, subject to all of the provisions of this
Section 2.2. Tenant shall not interfere with or delay Landlord's contractors by any early access, occupancy or possession under this Section 2.2, shall coordinate and cooperate with Landlord and its contractors (who shall similarly coordinate and cooperate with Tenant and its contractors) to minimize any interference or delay by either party with respect to the other's work following Landlord's delivery of the Structural Completion Certificate, and shall indemnify, defend and hold harmless Landlord and its agents and employees from and against any and all claims, demands, liabilities, actions, costs and expenses, including (but not limited to) reasonable attorneys' fees, arising out of or in connection with Tenant's early entry upon the Property hereunder.

         2.3 Delay In Possession. Landlord agrees to use its best reasonable efforts to complete the work described in Section 5.1 and Exhibit C promptly, diligently and within the respective time periods set forth in the estimated construction schedule attached hereto as Exhibit D and incorporated herein by this reference, as such schedule may be modified from time to time by mutual agreement of Landlord and Tenant, and subject to the effects of any delays caused by or attributable to Tenant or any other circumstances beyond Landlord's reasonable control (excluding any financial inability); provided, however, that except to the extent caused by a material default by Landlord of its obligations set forth in this Lease (including, but not limited to, its obligations set forth in this Section 2.3 and in Section 5.1 and Exhibit C), Landlord shall not be liable for any damages caused by any delay in the completion of such work, nor shall any such delay affect the validity of this Lease or the obligations of Tenant hereunder. Notwithstanding any other provisions of this Section 2.3, however, if Landlord fails to deliver the Structural Completion Certificate and tender possession of the completed structural portions of the Building Shell (i.e., those portions required to be completed as a condition of delivery of the Structural Completion Certificate) to Tenant by the date which is [...*...] after the date of this Lease, then Tenant shall have the right to terminate this Lease without further liability hereunder by written notice delivered to Landlord at any time prior to Landlord's delivery of the Structural Completion Certificate and tender of possession of the completed structural portions of the Building Shell to Tenant; provided, however, that the [...*...] period set forth in this sentence shall be extended, day for day, for a period equal to the length of any delays in Landlord's design and construction of the Building Shell that are caused by any material default by Tenant in the performance of its obligations under this Lease, including (but not limited to) any failure of Tenant to make prompt and timely delivery to Landlord of all information reasonably necessary for Landlord to complete the preparation of all drawings,


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*CONFIDENTIAL TREATMENT REQUESTED
                                        4
designs and specifications for the Building Shell and/or any failure of Tenant to respond in a prompt and timely manner to any requests by Landlord or its architect for approval of drawings, designs, specifications, changes or other matters requiring Tenant's review or approval under the provisions of Exhibit C.

         2.4 Acknowledgement Of Rent Commencement. Promptly following the Rent Commencement Date, Landlord and Tenant shall execute a written acknowledgement of the Rent Commencement Date, Termination Date and related matters, substantially in the form attached hereto as Exhibit E (with appropriate insertions), which acknowledgement shall be deemed to be incorporated herein by this reference. Notwithstanding the foregoing requirement, the failure of either party to execute such a written acknowledgement shall not affect the determination of the Rent Commencement Date, Termination Date and related matters in accordance with the provisions of this Lease.

         2.5 Holding Over. If Tenant holds possession of the Property or any portion thereof after the term of this Lease with Landlord's written consent, then except as otherwise specified in such consent, Tenant shall become a tenant from month to month at [...*...] of the rental and otherwise upon the terms herein specified for the period immediately prior to such holding over and shall continue in such status until the tenancy is terminated by either party upon not less than thirty (30) days prior written notice. If Tenant holds possession of the Property or any portion thereof after the term of this Lease without Landlord's written consent, then Landlord in its sole discretion may elect (by written notice to Tenant) to have Tenant become a tenant either from month to month or at will, at [...*...] of the rental (prorated on a daily basis for an at-will tenancy, if applicable) and otherwise upon the terms herein specified for the period immediately prior to such holding over, or may elect to pursue any and all legal remedies available to Landlord under applicable law with respect to such unconsented holding over by Tenant. Tenant shall indemnify and hold Landlord harmless from any loss, damage, claim, liability, cost or expense (including reasonable attorneys' fees) resulting from any delay by Tenant in surrendering the Property (except to the extent such delay is with Landlord's prior written consent), including but not limited to any claims made by a succeeding tenant by reason of such delay. Acceptance of rent by Landlord following expiration or termination of this Lease shall not constitute a renewal of this Lease.

         2.6 Option To Extend Term. Tenant shall have the option to extend the term of this Lease, at the minimum rental set forth in Section 3.1(e) and (f) and otherwise upon all the terms and provisions set forth herein with respect to the initial term of this Lease, for up to two (2) additional periods of five (5) years each, commencing upon expiration of the initial term hereof. Exercise of such option with respect to the first such extended term shall be by written notice to Landlord at least twelve (12) months prior to the expiration of the initial term hereof; exercise of such option with respect to the second extended term, if the first extension option has been duly exercised, shall be by like written notice to Landlord at least twelve (12) months prior to the expiration of the first extended term hereof. If Tenant is in default hereunder, beyond any


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*CONFIDENTIAL TREATMENT REQUESTED
                                        5
applicable notice and cure periods, on the date of such notice or on the date any extended term is to commence, then the exercise of the option shall be of no force or effect, the extended term shall not commence and this Lease shall expire at the end of the then current term hereof (or at such earlier time as Landlord may elect pursuant to the default provisions of this Lease). If Tenant properly exercises one or more extension options under this Section, then all references in this Lease (other than in this Section 2.6) to the "term" of this Lease shall be construed to include the extension term(s) thus elected by Tenant. Except as expressly set forth in this Section 2.6 and in Section 2.7, Tenant shall have no right to extend the term of this Lease beyond its prescribed term.

         2.7 Extension of Initial Term. In the event Tenant exercises any of its expansion options under Article 6 hereof, the initial term and the Termination Date shall be extended in accordance with Section 6.3(c), below.


                                    3. RENTAL

         3.1      Minimum Rental.

                  (a) Rental Amounts. Tenant shall pay to Landlord as minimum rental for the Initial Building, in advance, without deduction, offset, notice or demand, on or before the Rent Commencement Date and on or before the first day of each subsequent calendar month of the term of this Lease, the following amounts per month, subject to adjustment in accordance with the terms of this
Section 3.1:

                     [rest of page intentionally left blank]

         Months                    Monthly Minimum Rental
        ---------           ----------------------------------------------

        001 - 012           $ [...*...]       ($[...*...] per square foot)
        013 - 024             [...*...]       ($[...*...] per square foot)
        025 - 036             [...*...]       ($[...*...] per square foot)
        037 - 048             [...*...]       ($[...*...] per square foot)
        049 - 060             [...*...]       ($[...*...] per square foot)
        061 - 072             [...*...]       ($[...*...] per square foot)
        073 - 084             [...*...]       ($[...*...] per square foot)
        085 - 096             [...*...]       ($[...*...] per square foot)
        097 - 108             [...*...]       ($[...*...] per square foot)
        109 - 120             [...*...]       ($[...*...] per square foot)
        121 - 132             [...*...]       ($[...*...] per square foot)
        133 - 144             [...*...]       ($[...*...] per square foot)
        145 - 156             [...*...]       ($[...*...] per square foot)
        157 - 168             [...*...]       ($[...*...] per square foot)
        169 - 180             [...*...]       ($[...*...] per square foot)
        181 - 192             [...*...]       ($[...*...] per square foot)
        193 - 204             [...*...]       ($[...*...] per square foot)

If the obligation to pay minimum rental hereunder commences on other than the first day of a calendar month or if the term of this Lease terminates on other than the last day of a calendar month, the minimum rental for such first or last month of the term of this Lease, as the case may be, shall be prorated based on the number of days the term of this Lease is in effect during such month. If an increase in minimum rental becomes effective on a day other than the first day of a calendar month, the minimum rental for that month shall be the sum of the two applicable rates, each prorated for the portion of the month during which such rate is in effect.

                  (b) Rental Adjustment Due to Change in Square Footage. The minimum rental amounts specified in this Section 3.1 are based upon an estimated area of [...*...] square feet for the Initial Building. If the actual area of the Initial Building (measured from the exterior faces of exterior walls, excluding overhangs, which are not expected to be substantial), when completed, is greater or less than such estimated area, then the minimum rentals specified in Section 3.1(a) shall be adjusted for each rental period in strict proportion to the ratio between the actual area of the Initial Building during the applicable period (determined on the basis of measurement described above in this sentence) and the assumed area of [...*...] square feet. Measurements of building area under this paragraph shall be made initially by Landlord's architect, subject to review and approval by Tenant's architect.

                  (c) Rental Adjustment in Connection with Cost of Improvements. The minimum rental amounts specified in Section 3.1(a) are based on an assumed amount of [...*...] per square foot for the Cost of Improvements (determined in accordance with Exhibit C) of the


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                                        7

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Tenant  Improvements  to be  constructed  by Tenant  pursuant to Section 5.1 and
Exhibit C (and are thus based on an assumed amount of [...*...] per square foot for Landlord's share of such Cost of Improvements). Under no circumstances shall Landlord's liability for such Cost of Improvements exceed the lesser of (i) [...*...] of the total Cost of Improvements for such Tenant Improvements or (ii) [...*...] per square foot multiplied by the area of the Initial Building as determined in accordance with Section 3.1(b) hereof. If, upon completion of construction of the Tenant Improvements, it is determined that Landlord's share of the Cost of Improvements of such Tenant Improvements (determined in accordance with Exhibit C) is less than [...*...] per square foot (using the area of the Premises as determined in accordance with Section 3.1(b) hereof), then the minimum rental amounts specified in Section 3.1(a) shall be adjusted as follows:

                           (i) If Landlord's share of such Cost of Improvements is less than [...*...] per square foot but is at least [...*...] per square foot, then the minimum rental under Section 3.1(a) during months 1 through 84 of the term of this Lease shall be decreased by [...*...] per square foot per month for each [...*...] per square foot by which Landlord's share of such Cost of Improvements is less than [...*...] per square foot (prorated for any portion of such shortfall representing a fraction of [...*...] per square foot);

                           (ii) If Landlord's share of such Cost of Improvements is less than [...*...] per square foot but is at least [...*...] per square foot, then the minimum rental under Section 3.1(a) during months 1 through 84 of the term of this Lease shall be decreased by the sum of
         (A) [...*...] per square foot per month plus (B) [...*...] per square foot per month for each [...*...] per square foot by which Landlord's share of such Cost of Improvements is less than [...*...] per square foot, and the minimum rental under Section 3.1(a) during months 85 through 120 of the term of this Lease shall be decreased by [...*...] per square foot per month for each [...*...] per square foot by which Landlord's share of such Cost of Improvements is less than [...*...] per square foot (prorated, in each case, for any portion of such shortfall representing a fraction of [...*...] per square foot); and

                           (iii) If Landlord's share of such Cost of Improvements is less than [...*...] per square foot but is more than [...*...] per square foot, then the minimum rental under Section 3.1(a) during months 1 through 84 of the term of this Lease shall be decreased by the sum of (A) [...*...] per square foot per month plus (B) [...*...] per square foot per month for each [...*...] per square foot by which Landlord's share of such Cost of Improvements is less than [...*...] per square foot, the minimum rental during months 85 through 120 shall be decreased by the sum of (C) [...*...] per square foot per month plus (D) [...*...] per square foot per month for each [...*...] per square foot by which Landlord's share of such Cost of Improvements is less than [...*...] per square foot, and the minimum rental during months 121 through 168 shall be decreased


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                                        8

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         by [...*...]  per square foot per month for each  [...*...]  per square foot by which Landlord's share of such Cost of Improvements is less than [...*...] per square foot (prorated, in each case, for any portion of such shortfall representing a fraction of [...*...] per square foot).

                  (d) Rental Adjustment Due to Deferral of Tenant Improvements. If Tenant elects to defer completion of any portion of the Tenant Improvements as contemplated in Section 5.1(b) and Exhibit C and, as a result of such deferral, Landlord's share of the Cost of Improvements of the Tenant Improvements completed on or about the Rent Commencement Date is less than [...*...] per square foot, then Tenant's minimum rental obligation under Section 3.1(a) shall be reduced, to reflect such shortfall in Landlord's actual contribution in accordance with the formula set forth in Section 3.1(c), for the period from the Rent Commencement Date until the earlier to occur of (i) substantial completion of the deferred portion of the Tenant Improvements or
(ii) eighteen (18) months after the Rent Commencement Date. Any continued reduction in minimum rental after the end of the period described in the preceding sentence shall be made only if construction of the deferred Tenant Improvements is substantially completed within eighteen (18) months after the Rent Commencement Date and Landlord's share of the aggregate Cost of Improvements of the Tenant Improvements (taking into account both the initial Tenant Improvements and the deferred Tenant Improvements) is less than [...*...] per square foot, in which event a continuing reduction in minimum rental shall be implemented in accordance with the formula set forth in Section 3.1(c) hereof.

                  (e) Rental Amounts During First Extended Term. If Tenant properly exercises its right to extend the term of this Lease pursuant to
Section 2.6 hereof, the minimum rental during the first extended term shall be equal to [...*...] of the fair market rental value of the Initial Building (as defined below), including any rental increase provisions then customary in the City of South San Francisco for comparable commercial leases for office, laboratory and research and development projects, determined as of the commencement of such extended term in accordance with this paragraph. Upon
Landlord's receipt of a proper notice of Tenant's exercise of its option to extend the term of this Lease, the parties shall have sixty (60) days in which to agree on the fair market rental (including any applicable rental increase provisions) for the Initial Building at the commencement of the first extended term for the uses permitted hereunder. If the parties agree on such fair market rental and rental increase provisions (if any), they shall execute an amendment to this Lease stating the amount of the applicable minimum monthly rental and any applicable rental increase provisions. If the parties are unable to agree on such rental (including any applicable rental increase provisions) within such sixty (60) day period, then within fifteen (15) days after the expiration of such period each party, at its cost and by giving notice to the other party, shall appoint a real estate appraiser with at least five (5) years experience appraising similar commercial properties in northeastern San Mateo County to appraise and set the fair market rental and any applicable rental increase provisions for the Initial Building at the commencement of the first extended term in accordance with the provisions of this Section 3.1(e). If either party fails to appoint an appraiser within the allotted time, the


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                                        9
single appraiser appointed by the other party shall be the sole appraiser. If an appraiser is appointed by each party and the two appraisers so appointed are unable to agree upon a fair market rental (and any appropriate rental increase provisions) within thirty (30) days after the appointment of the second, the two appraisers shall appoint a third similarly qualified appraiser within ten (10) days after the expiration of such 30-day period; if they are unable to agree upon a third appraiser, then either party may, upon not less than five (5) days notice to the other party, apply to the Presiding Judge of the San Mateo County Superior Court for the appointment of a third qualified appraiser. Each party shall bear its own legal fees in connection with appointment of the third appraiser and shall bear one-half of any other costs of appointment of the third appraiser and of such third appraiser's fee. The third appraiser, however selected, shall be a person who has not previously acted for either party in any capacity. Within thirty (30) days after the appointment of the third appraiser, a majority of the three appraisers shall set the fair market rental and any applicable rental increase provisions for the first extended term and shall so notify the parties. If a majority are unable to agree within the allotted time,
(i) the three appraised fair market rentals shall be added together and divided by three and the resulting quotient shall be the fair market rental for the first extended term, and (ii) the applicable rental increase provision shall be equal to the mathematical average (or the nearest reasonable approximation thereof) of the two rental increase provisions that are most nearly comparable, which determinations shall be binding on the parties and shall be enforceable in any further proceedings relating to this Lease. For purposes of this Section 3.1(e), the "fair market rental" of the Initial Building shall be determined with reference to the then prevailing market rental rates for properties in the City of South San Francisco with shell, office, laboratory and research and development improvements and site (common area) improvements comparable to those then existing in the Initial Building and on the Property, including (without limitation) the Improvements constructed by Landlord pursuant to Section 5.1 and Exhibit C, the Tenant Improvements constructed by Tenant pursuant to Section 5.1 and Exhibit C and any and all other alterations, additions and improvements (including, but not limited to, equipment and laboratory improvements, but excluding any equipment installed by Tenant after substantial completion of Tenant's initial build-out of the Tenant Improvements pursuant to Section 5.1 and Exhibit C) constructed by or for Tenant, whether at Landlord's or Tenant's expense and whether paid for in cash or through additional rent or financed in any other manner.

                  (f) Rental Amounts During Second Extended Term. If Tenant properly exercises its right to a second extended term of this Lease pursuant to
Section 2.6 hereof, the minimum rental during such second extended term shall be determined in the same manner provided in the preceding paragraph for the first extended term, except that the determination shall be made as of the commencement of the second extended term.

         3.2 Late Charge. If Tenant fails to pay when due rental or other amounts due Landlord hereunder, such unpaid amounts shall bear interest for the benefit of Landlord at a rate equal to the lesser of [...*...] per annum or the [...*...], from the date due to the date of payment. In addition to such interest, Tenant shall pay to Landlord a late charge in an amount


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                                       10
equal to [...*...] of any installment of minimum rental and any other amounts due Landlord if not paid in full on or before the fifth (5th) day after such rental or other amount is due. Tenant acknowledges that late payment by Tenant to Landlord of rental or other amounts due hereunder will cause Landlord to incur costs not contemplated by this Lease, including, without limitation, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any loan relating to the Property. Tenant further acknowledges that it is extremely difficult and impractical to fix the exact amount of such costs and that the late charge set forth in this Section 3.2 represents a fair and reasonable estimate thereof. Acceptance of any late charge by Landlord shall not constitute a waiver of Tenant's default with respect to overdue rental or other amounts, nor shall such acceptance prevent Landlord from exercising any other rights and remedies available to it. Acceptance of rent or other payments by Landlord shall not constitute a waiver of late charges or interest accrued with respect to such rent or other payments or any prior installments thereof, nor of any other defaults by Tenant, whether monetary or non-monetary in nature, remaining uncured at the time of such acceptance of rent or other payments.


                                4. STOCK WARRANTS

         4.1      Stock Warrants.

                  (a) Within thirty (30) days after the execution of this Lease and as a condition to Landlord's obligations hereunder, Tenant shall deliver to Landlord or Landlord's assignees (which may be any partners, shareholders or affiliates of Landlord or any affiliates of any such partners, shareholders or affiliates of Landlord) warrants registered in the name of Landlord or Landlord's assignees for the acquisition of an aggregate of [...*...] shares of Tenant's common stock, which warrants shall be in form and substance mutually satisfactory to Landlord and Tenant. The warrants shall have an exercise price per share equal to [...*...] of the average closing price for Tenant's common stock on the NASDAQ National Market System for the twenty (20) trading days immediately preceding the date of execution of this Lease and shall be exercisable for a period of [...*...] years from the date of issuance.

                  (b) If Tenant elects to exercise the Phase IIA Expansion Option under Section 6.3(a) hereof, then within thirty (30) days after the execution of a lease or lease amendment covering the Phase IIA Expansion Premises and as a condition to Landlord's obligations thereunder, Tenant shall deliver to Landlord or Landlord's assignees (which may be any partners, shareholders or affiliates of Landlord or any affiliates of any such partners, shareholders or affiliates of Landlord) warrants registered in the name of Landlord or Landlord's assignees for the acquisition of a number of shares of Tenant's common stock equal to [...*...] of the number of square feet to be included in the Phase IIA Expansion Premises, subject to adjustment if, between the date of this Lease and the date of issuance of a warrant pursuant to this Section, the common stock of Tenant is changed into a different number or class


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                                       11
of shares by reason of any stock dividend, subdivision, reclassification, recapitalization, split-up, combination or similar transaction, which warrants shall be in form and substance substantially identical to those issued pursuant to Section 4.1(a). The warrants shall have an exercise price per share equal to [...*...] of the average closing price for Tenant's common stock on the NASDAQ National Market System, or on such other exchange or trading system as Tenant's common stock, or other security into which such common stock may be changed by reason of any reclassification, recapitalization, split-up, combination or similar transaction, may then be listed or traded, for the twenty (20) trading days immediately preceding the date of execution of the lease or lease amendment for the Phase IIA Expansion Premises and shall be exercisable for a period of [...*...] years from the date of issuance.

                  (c) If Tenant elects to exercise the Phase IIB Expansion Option under Section 6.3(b) hereof, then within thirty (30) days after the execution of a lease or lease amendment covering the Phase IIB Expansion Premises and as a condition to Landlord's obligations thereunder, Tenant shall deliver to Landlord or Landlord's assignees (which may be any partners, shareholders or affiliates of Landlord or any affiliates of any such partners, shareholders or affiliates of Landlord) warrants registered in the name of Landlord or Landlord's assignees for the acquisition of a number of shares of Tenant's common stock equal to [...*...] of the number of square feet to be included in the Phase IIB Expansion Premises, subject to adjustment if, between the date of this Lease and the date of issuance of a warrant pursuant to this Section, the common stock of Tenant is changed into a different number or class of shares by reason of any stock dividend, subdivision, reclassification, recapitalization, split-up, combination or similar transaction, which warrants shall be in form and substance substantially identical to those issued pursuant to Section 4.1(a). The warrants shall have an exercise price per share equal to [...*...] of the average closing price for Tenant's common stock on the NASDAQ National Market System, or on such other exchange or trading system as Tenant's common stock, or other security into which such common stock may be changed by reason of any reclassification, recapitalization, split-up, combination or similar transaction, may then be listed or traded, for the twenty (20) trading days immediately preceding the date of execution of the lease or lease amendment for the Phase IIB Expansion Premises and shall be exercisable for a period of [...*...] years from the date of issuance.

                  (d) Notwithstanding any other provisions of this Section 4.1, Tenant shall not be committed or obligated, under the terms of paragraphs 4.1(a), (b) and (c) in the aggregate, to issue warrants for more than [...*...] shares of Tenant's common stock, subject to adjustment if, between the date of this Lease and the date of issuance of warrants pursuant to Section 4.1(a), (b) and/or (c), as applicable, the common stock of Tenant is changed into a different number or class of shares by reason of any stock dividend, subdivision, reclassification, recapitalization, split-up, combination or similar transaction. Since the maximum of [...*...] shares has been set with reference to an anticipated total square footage of [...*...] square feet for the Initial Premises, the Phase IIA Expansion Premises and the Phase IIB Expansion Premises, however, nothing in Article 6 or elsewhere in this Lease shall be construed to require Landlord to make


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                                       12

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available  to  Tenant  more  than  [...*...]  square  feet  of  premises  in the aggregate, and to the extent Tenant requests at any time the right to occupy premises containing, in the aggregate, more than [...*...] square feet, Landlord shall be entitled to condition its agreement to lease such larger premises upon, among other things, agreement between Landlord and Tenant on a mutually satisfactory number of warrants (if any) to be issued in connection with the expanded premises.


                                 5. CONSTRUCTION

         5.1      Construction of Improvements.

                  (a) Landlord shall, at Landlord's cost and expense (except as otherwise provided herein and in Exhibit C), construct Landlord's Work as defined in and in accordance with the terms and conditions of the Workletter attached hereto as Exhibit C (the "Workletter"). Landlord shall use its best reasonable efforts to complete such construction promptly, diligently and within the applicable time periods set forth in the construction schedule developed or to be developed pursuant to Exhibit D and incorporated herein by this reference, as such schedule may be modified from time to time in accordance with the Workletter, subject to the effects of any delays caused by Tenant or any other circumstances beyond Landlord's reasonable control (excluding any financial inability), and subject to the provisions of Section 2.3 above.

                  (b) Tenant shall, at Tenant's cost and expense (except as otherwise provided herein and in Exhibit C), promptly and diligently construct Tenant's Work as defined in and in accordance with the terms and conditions of the Workletter. Notwithstanding the preceding sentence, Tenant shall have the right, as set forth in the Workletter, to defer completion of the Tenant Improvements in up to [...*...] square feet of the Initial Building for up to eighteen (18) months after the Rent Commencement Date. Landlord and Tenant acknowledge, however, that even within the area as to which such completion of Tenant Improvements is to be deferred, it is likely to be necessary to complete a portion of the Tenant Improvements in that area (such as, but not limited to, plumbing and HVAC) in order for the City of South San Francisco to issue a certificate of occupancy (or reasonable equivalent thereof) for the Initial Building at or about the Rent Commencement Date, and that Tenant's right to defer completion of Tenant Improvements will not extend to any such work that is necessary in order to obtain a certificate of occupancy for the Initial Building.

         5.2 Condition of Property. Landlord shall deliver the Building Shell and other Improvements constructed by Landlord to Tenant clean and free of debris, promptly upon completion of construction thereof, and Landlord warrants to Tenant that the Building Shell and other Improvements constructed by Landlord
(i) shall be free from material structural defects and shall be in good operating condition on the Rent Commencement Date, and (ii) shall be constructed in compliance in all material respects with the plans and specifications developed pursuant to the Workletter and mutually approved (to the extent required thereunder) by


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*CONFIDENTIAL TREATMENT REQUESTED
                                       13

Landlord and Tenant, subject to any changes implemented in such plans and specifications in accordance with the procedures set forth in the Workletter. If it is determined that this warranty has been violated in any respect, then it shall be the obligation of Landlord, after receipt of written notice from Tenant setting forth with specificity the nature of the violation, to promptly, at Landlord's sole cost, correct the condition(s) constituting such violation. Tenant's failure to give such written notice to Landlord within one (1) year after the Rent Commencement Date shall give rise to a conclusive presumption that Landlord has complied with all Landlord's obligations hereunder, except with respect to latent defects (as to which such one-year limitation shall not apply). Without limiting the scope of Landlord's obligations under the foregoing provisions of this Section 5.2, Landlord also agrees to either (x) use its best reasonable efforts to enforce when and as necessary, for the benefit of Tenant and the Improvements, any and all contractor's and/or manufacturer's warranties extending more than one (1) year after the Rent Commencement Date with respect to any of Landlord's Work or, at Tenant's request, (y) assign any or all of such warranties to Tenant for enforcement purposes. TENANT ACKNOWLEDGES THAT THE FOREGOING WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PHYSICAL CONDITION OF THE IMPROVEMENTS TO BE CONSTRUCTED BY LANDLORD AND THAT LANDLORD MAKES NO OTHER WARRANTIES EXCEPT AS EXPRESSLY SET FORTH IN THIS LEASE.

         5.3 Compliance with Law. Landlord warrants to Tenant that the Building Shell and other Improvements constructed by Landlord (when constructed), as they exist on the Rent Commencement Date, but without regard to the use for which Tenant will occupy the Property, shall not violate any covenants or restrictions of record or any applicable law, building code, regulation or ordinance in effect on the Rent Commencement Date. Tenant warrants to Landlord that the Tenant Improvements and any other improvements constructed by Tenant from time to time shall not violate any applicable law, building code, regulation or ordinance in effect on the Rent Commencement Date or at the time such improvements are placed in service. If it is determined that any of these warranties has been violated, then it shall be the obligation of the warranting party, after written notice from the other party, to correct the condition(s) constituting such violation promptly, at the warranting party's sole cost and expense. Tenant acknowledges that except as expressly set forth in this Lease, neither Landlord nor any agent of Landlord has made any representation or warranty as to the present or future suitability of the Property or Improvements for the conduct of Tenant's business or proposed business thereon.

                              6. EXPANSION OPTIONS

         6.1 Adjacent Property Lock-Up. The parties acknowledge that at Tenant's request and in order to make available to Tenant the expansion rights contemplated in this Article 6, Landlord agrees to attempt to acquire the real property designated as "Adjacent Property" on the Site Plan (the "Adjacent Property"), and that such acquisition may [...*...] or other assistance from [...*...] (as contemplated in Section 2.1(b) hereof). If Landlord acquires the Adjacent Property at any time during the period from the date of this Lease until [...*...] after the Rent Commencement Date, then (i) Tenant shall have certain expansion options with respect to the Adjacent Property, as more particularly set forth in Section 6.3 hereof, and (ii) until all such expansion options under Section 6.3 hereof have lapsed, terminated, expired or been exercised (the "Lock-Up Period"), Landlord shall refrain from entering into an agreement with any person or entity other than Tenant for the sale or leasing of the Adjacent Property or of any buildings constructed thereon (provided, however, that nothing in this Article 6 shall restrict Landlord's right to construct and lease to one or more third parties a building or buildings in the southerly portion of the Adjacent Property, as shown on the Site Plan, so long as Landlord retains the ability, under existing land use restrictions and requirements, to build at least [...*...] square feet of space for Tenant in the northerly portion of the Adjacent Property as shown on the Site Plan). Failure of Tenant to exercise its expansion option(s) on or before the applicable deadline under Section 6.3 shall result in the lapse or expiration of such expansion option(s) and the termination of all further rights of Tenant under this Article 6.

         6.2 Lock-Up Consideration. As consideration for Landlord's willingness to agree to the restrictions set forth in clause (ii) of Section 6.1 for the duration of the Lock-Up Period, Tenant shall pay or reimburse to Landlord [...*...] of all reasonable carrying costs incurred by Landlord in connection with the Adjacent Property during or with respect to the Lock-Up Period (collectively, "Carrying Costs"), including (but not limited to) (i) interest expense at the Bank of America prime rate on Landlord's acquisition costs for the Adjacent Property, (ii) interest expense at the Bank of America prime rate on Landlord's costs incurred prior to or during the Lock-Up Period for any construction of utilities, Common Area improvements and other infrastructure improvements (but not for construction of any buildings) on the Adjacent Property, and (iii) real property taxes, assessments and insurance on or allocable to the Adjacent Property; provided, however, that Landlord's Carrying Costs shall be reduced or offset by the amount of net income, if any, derived by Landlord from the Adjacent Property during the applicable portion of the Lock-Up Period from any leasing of any portion of the Adjacent Property to any tenant other than Tenant. Tenant shall pay Landlord's estimated Carrying Costs during the Lock-Up Period in advance, on a quarterly basis, as follows: When Landlord acquires the Adjacent Property, Landlord shall give Tenant prompt written notice of such acquisition and shall accompany such notice with Landlord's written estimate, in reasonable detail, of the Carrying Costs for the period ending at the end of the then current calendar quarter. Within fifteen (15) days after receipt of such notice, Tenant shall pay the amount of such estimated


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                                       15

Carrying Costs to Landlord. Thereafter, on or about the first day of each calendar quarter during the Lock-Up Period, Landlord shall give Tenant a further written estimate, in reasonable detail, of the Carrying Costs for such upcoming calendar quarter and Tenant shall pay the amount of such estimated Carrying Costs to Landlord within fifteen (15) days after receipt of such notice. Within fifteen (15) days after the end of each calendar quarter during the Lock-Up Period, Landlord shall notify Tenant in writing of Landlord's actual Carrying Costs for such calendar quarter, and within ten (10) days after such notice either (i) Tenant shall pay Landlord the amount by which such actual Carrying Costs exceeded the estimated Carrying Costs paid by Tenant for such calendar quarter or (ii) Landlord shall pay Tenant the amount by which the estimated Carrying Costs paid by Tenant exceeded the actual Carrying Costs for such calendar quarter. If taxes or other Carrying Costs allocable to any calendar quarter are increased or decreased (for example, by a tax reduction or additional tax assessment) following completion of the reconciliation process described in the preceding sentence, Landlord shall promptly notify Tenant in writing of such further increase or decrease and the parties shall make any further adjustment payments in cash in the same manner contemplated in the preceding sentence. Failure of Tenant to make any payment when due under this
Section 6.2 shall be deemed a material default by Tenant and shall, if not cured within ten (10) days after Tenant's receipt of written notice of default from Landlord, entitle Landlord, at its election and in its sole discretion, to declare the expansion options terminated and of no further force and effect; the existence of such termination right, however, shall be without prejudice to any other remedies available to Landlord under this Lease or under applicable law with respect to Tenant's breach, including (but not limited to) the right to seek money damages from Tenant for Tenant's nonpayment of Carrying Costs. The allocation to Tenant of [...*...] of the Carrying Costs for the Adjacent Property is based on the assumption that approximately [...*...] square feet of buildings will be constructed on the Adjacent Property, of which [...*...] square feet will constitute Tenant's expansion space subject to Section 6.3, but this allocation is not intended to be mathematically exact or to fluctuate with minor changes in the size, design or location of the buildings planned for or actually constructed on the Adjacent Property.

         6.3 Exercise of Phase II Expansion Options. Contingent upon Landlord's acquisition of the Adjacent Property, Tenant shall have the right, on the terms and conditions set forth in this Section 6.3 and subject to the provisions of
Section 4.1(d) above, to elect to have Landlord construct, for occupancy by Tenant as expansion space, up to [...*...] square feet of space in new two-story buildings to be constructed by Landlord at the northerly end of the Adjacent Property. The Site Plan attached hereto designates as "Phase II" two buildings of [...*...] square feet and [...*...] square feet, respectively; those building sizes and locations are illustrative only, and are not to be construed as being binding on Landlord or Tenant.

                  (a) At any time within the period beginning on the later of the Rent Commencement Date or the date on which Landlord acquires the Adjacent Property and ending on the date which is [...*...] after the Rent Commencement Date (the "Phase IIA Option


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                                       16

Period"), Tenant shall have the right (the "Phase IIA Expansion Option") to elect by written notice to Landlord to occupy up to [...*...] square feet of space in the building(s) to be constructed at the northerly end of the Adjacent Property (the quantity of space thus designated by Tenant being hereinafter called the "Phase IIA Expansion Premises"). There is no minimum size for the Phase IIA Expansion Premises, but if the size of the Phase IIA Expansion Premises as designated by Tenant is not at least [...*...] square feet, then the Phase IIB Expansion Option shall not come into effect and Tenant shall have no further expansion options hereunder. If Tenant timely exercises the Phase IIA Expansion Option, then Landlord and Tenant shall negotiate diligently and in good faith toward a new lease or lease amendment covering the Phase IIA Expansion Premises in accordance with Section 6.3(c) hereof.

                  (b) At any time within the period beginning on the date of expiration of the Phase IIA Option Period and ending on the date which is [...*...] thereafter (the "Phase IIB Option Period"), if Tenant timely exercised the Phase IIA Expansion Option for at least [...*...] square feet and for less than [...*...] square feet of space, Tenant shall have the right (the "Phase IIB Expansion Option") to elect by further written notice to Landlord to occupy additional space in an amount up to the difference between the size of the Phase IIA Expansion Premises and [...*...] square feet, again to be located in the building(s) to be constructed at the northerly end of the Adjacent Property (the quantity of space thus designated by Tenant in such further notice being hereinafter called the "Phase IIB Expansion Premises"). If Tenant timely exercises the Phase IIB Expansion Option, then Landlord and Tenant shall negotiate diligently and in good faith toward a new lease or lease amendment covering the Phase IIB Expansion Premises in accordance with Section 6.3(c) hereof. If Tenant does not timely exercise the Phase IIB Expansion Option or does not exercise that option in such a way that the aggregate size of the Phase IIA Expansion Premises and the Phase IIB Expansion Premises is [...*...] square feet, then Tenant's unexercised expansion rights shall lapse or expire at the end of the Phase IIB Option Period and shall be of no further force or effect. Notwithstanding any other provisions of this Article 6, (i) during the Phase IIB Option Period, Tenant's obligation with respect to payment of Carrying Costs shall be reduced to the fraction or percentage calculated by dividing the size of the space remaining available pursuant to the Phase IIB Expansion Option by [...*...] square feet, and (ii) to the extent Tenant designates a size of [...*...] square feet or more for the Phase IIA Expansion Premises and/or the Phase IIB Expansion Premises, Tenant shall be entitled to have each such phase constituting [...*...] square feet or more designed as a stand-alone building with Tenant as the sole occupant.

                  (c) The parties contemplate that except as Landlord and Tenant may otherwise agree at the time, the general structure of a lease or lease amendment for the Phase IIA Expansion Premises and/or the Phase IIB Expansion Premises, as applicable, shall include Landlord's construction of a building shell or shells on substantially the same economic terms applicable to the Initial Building (as reflected in this Lease), but adjusted to take into account changes in costs of land acquisition, costs of construction and cost of money (determined by


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                                       17
reference to changes in the Bank of America prime rate). The location of such building(s) shall be determined by Landlord in its reasonable discretion; Landlord agrees to give reasonable consideration to Tenant's then current needs and future plans (as communicated to Landlord at the time) in planning the location of the expansion building(s), but the final decision with respect thereto shall be Landlord's. The construction and financing of interior tenant improvements in the expansion building(s) shall be open for negotiation between Landlord and Tenant; Landlord is not required to agree to construct or fund tenant improvements and Tenant is not required to agree to have Landlord construct or fund them, except that Landlord agrees, if Tenant so requests, to finance construction of tenant improvements of a nature and quality generally comparable to those to be constructed in the Initial Building on the same [...*...] basis provided in this Lease for the Tenant Improvements in the Initial Building. The rent structure for the Phase IIA Expansion Premises or Phase IIB Expansion Premises, as applicable, shall take into account, in addition to the cost factors mentioned above, any required construction or funding of tenant improvements by Landlord, and shall also reflect any changes in Tenant's financial condition at that time. Stock warrants with respect to the expansion premises shall be issuable in accordance with Section 4.1(b) or (c) hereof, as applicable. The lease term for the Phase IIA Expansion Premises or Phase IIB Expansion Premises, as applicable, shall be fifteen (15) years; in order to provide for coterminous lease terms, (i) upon execution of a lease or lease amendment for the Phase IIA Expansion Premises, the Termination Date for this Lease with respect to the Initial Building under Section 2.1 hereof shall be deemed to be extended until the expiration date for the 15-year term for the Phase IIA Expansion Premises, with all other terms of this Lease relating to the Initial Building to remain the same (and with minimum rental to remain fixed at the level applicable immediately prior to commencement of the extension period), and (ii) upon execution of a lease or lease amendment for the Phase IIB Expansion Premises, the Termination Date for this Lease with respect to the Initial Building under Section 2.1 hereof and the termination date for the Phase IIA Expansion Premises shall be deemed to be extended until the expiration date for the 15-year term for the Phase IIB Expansion Premises, with all other terms of this Lease relating to the Initial Building and all terms of the lease or lease amendment with respect to the Phase IIA Expansion Premises to remain the same (and with minimum rental to remain fixed in both cases at the level applicable immediately prior to commencement of the extension period).


                    7. REFUSAL RIGHTS WITH RESPECT TO LEASES

         7.1      Refusal Rights.

                  (a) If Landlord intends during the term of this Lease to lease all or any portion of the Refusal Space (as hereinafter defined), and if Tenant is not then in material default (beyond any applicable cure periods) under this Lease (for which purpose, without limitation, any event of default under Section
18.1 hereof shall be considered "material"), Landlord shall


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                                       18
first give written notice of such intention to Tenant, specifying the material terms on which Landlord proposes to lease the Refusal Space or portion thereof (the "Offered Space"), and shall offer to Tenant the opportunity to lease the Offered Space on the terms specified in Landlord's notice. Tenant shall have seven (7) business days after the date of Tenant's receipt of such notice from Landlord in which to accept such offer by written notice to Landlord. Upon such acceptance by Tenant, the Offered Space shall be leased to Tenant on the terms set forth in Landlord's notice and on the additional terms and provisions set forth herein (except to the extent inconsistent with the terms set forth in Landlord's said notice), and the parties shall promptly execute an amendment to this Lease adding the Offered Space to the premises covered by this Lease and making any appropriate amendments to provisions of this Lease to reflect different rent and other obligations applicable to the Offered Space under the terms of Landlord's said notice. If Tenant does not accept Landlord's offer within the allotted time, Landlord shall thereafter have the right to lease the Offered Space to a third party, at any time within [...*...] days after Tenant's failure to accept Landlord's offer, at a minimum rental and on other terms and conditions not more favorable to the lessee than the minimum rental and other terms offered to Tenant in said Landlord's notice. If Tenant does not accept Landlord's offer and Landlord does not lease the Offered Space to a third party within [...*...] days, Tenant's refusal right under this Section 7.1 shall reattach to that space.

                  (b) For purposes of this Section 7.1, the areas constituting the "Refusal Space" and the priority of Tenant's refusal rights with respect to such areas are as follows:

                           (i) Until the later of December 31, 1997 or the date Landlord enters into an unconditional binding contract or contracts for the acquisition of the Adjacent Property (as defined in Section 6.1 hereof in connection with Tenant's expansion rights), the Refusal Space shall include any and all space in the new building to be constructed in the area marked as "Alternate Expansion" (Building C) on the Site Plan; after the later of the dates specified in this subparagraph, such Building C space shall no longer constitute part of the Refusal Space and Tenant shall have no further refusal rights with respect thereto. Notwithstanding any other provisions of this Section 7.1, Tenant's refusal right with respect to the Building C portion of the Refusal Space is a second refusal right, junior in priority to existing rights in favor of Cor Therapeutics, Inc.

                           (ii) Until the date Landlord enters into an unconditional binding contract or contracts for the acquisition of the Adjacent Property (as defined in Section 6.1 hereof in connection with Tenant's expansion rights), the Refusal Space shall include any and all space in the existing buildings designated as Buildings D, E, F and G on the Site Plan; after the date specified in this subparagraph, such Building D, E, F and G space shall no longer constitute part of the Refusal Space and Tenant shall have no further refusal rights with respect thereto. Notwithstanding any other provisions of this Section 7.1, Tenant's refusal right with respect to the Building D, E, F and G


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                                       19
         portion of the Refusal Space is junior in priority to all existing rights in favor of Cor Therapeutics, Inc. and/or in favor of any other existing tenants of the Center.

                           (iii) If Landlord acquires the Adjacent Property (as defined in Section 6.1 hereof in connection with Tenant's expansion rights) and Tenant timely exercises its Phase IIA Expansion Option under Section 6.3(a) hereof for at least [...*...] square feet of space on the Adjacent Property, then after the expiration of the Phase IIB Option Period as defined in Section 6.3(b) hereof, the Refusal Space shall include any and all space not already occupied by Tenant in the buildings existing from time to time on the Adjacent Property. Tenant's refusal right with respect to buildings located from time to time on the Adjacent Property is a first refusal right and is not junior in priority to any other existing rights in favor of any other person or entity.

                           (iv) For purposes of this Section 7.1(b), a contract for acquisition of the Adjacent Property or any portion thereof shall be deemed to be "unconditional" when all "due diligence" conditions have been waived and the contract remains subject only to conditions that are customarily satisfied only at the closing date, including (but not limited to) conditions relating to the seller's delivery of title and the title company's issuance of a title policy insuring Landlord's title as buyer subject only to the permitted exceptions defined in the purchase contract.


                                    8. TAXES

         8.1 Personal Property. Tenant shall be responsible for and shall pay prior to delinquency all taxes and assessments levied against or by reason of
(a) any and all alterations, additions and items installed or placed on the Property and taxed as personal property rather than as real property, and/or (b) all personal property, trade fixtures and other property placed by Tenant on or about the Property. Upon request by Landlord, Tenant shall furnish Landlord with satisfactory evidence of Tenant's payment thereof. If at any time during the term of this Lease any of said alterations, additions or personal property, whether or not belonging to Tenant, shall be taxed or assessed as part of the Center, then such tax or assessment shall be paid by Tenant to Landlord within fifteen (15) days after presentation by Landlord of copies of the tax bills in which such taxes and assessments are included and shall, for the purposes of this Lease, be deemed to be personal property taxes or assessments under this
Section 8.1.

         8.2 Real Property. To the extent any real property taxes and assessments on the Property (including, but not limited to, the Improvements) are assessed directly to Tenant, Tenant shall be responsible for and shall pay prior to delinquency all such taxes and assessments levied against the Property. Upon request by Landlord, Tenant shall furnish Landlord with satisfactory evidence of Tenant's payment thereof. To the extent the Property and/or


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                                       20

Improvements are taxed or assessed to Landlord following the Rent Commencement Date, such real property taxes and assessments shall constitute Operating Expenses (as that term is defined in Section 9.2 of this Lease) and shall be paid in accordance with the provisions of Article 9 of this Lease.


                              9. OPERATING EXPENSES

         9.1      Payment Of Operating Expenses.

                  (a) Tenant shall pay to Landlord, at the time and in the manner hereinafter set forth, as additional rental, an amount equal to [...*...] ("Tenant's Operating Cost Share") of the Operating Expenses defined in Section 9.2.

                  (b)  Tenant's  Operating  Cost Share as specified in paragraph
(a) of this Section is based upon an estimated area of [...*...] square feet for the Initial Building and upon an aggregate area of [...*...] square feet for the existing buildings owned by Landlord in the Center (Buildings D, E, F and G) and the two additional buildings that Landlord is committed to build in the Center (the Initial Building and Building H, as designated on the Site Plan). If the actual area of the Initial Building (when completed), of the premises covered by this Lease or of the buildings owned from time to time by Landlord in the Center, as determined in good faith by Landlord's architect on the basis of measurement set forth in Section 3.1(b) hereof, differs from the assumed numbers set forth above, then Tenant's Operating Cost Share shall be adjusted to reflect the actual areas so determined.

                  (c) If Landlord constructs additional buildings in the Center, on the Adjacent Property or on any other adjacent property owned by Landlord and operated, for common area purposes, on an integrated basis with the Center from time to time, Tenant's Operating Cost Share shall be adjusted to be equal to the percentage determined by dividing the gross square footage of the Initial Building as it then exists by the gross square footage of all buildings located in the Center, on the Adjacent Property or on any applicable adjacent property owned by Landlord as described above. In determining said percentage, a building shall be taken into account from and after the date on which a tenant first enters into possession of the building or a portion thereof, and the good faith determination of the gross square footage of any such building by Landlord's architects shall be final and binding upon the parties.

         9.2      Definition Of Operating Expenses.

                  (a) Subject to the exclusions and provisions hereinafter contained, the term "Operating Expenses" shall mean the total costs and expenses incurred by or allocable to Landlord for management, operation and maintenance of the Improvements, the Property and


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*CONFIDENTIAL TREATMENT REQUESTED
                                       21
the Center, including, without limitation, costs and expenses of (i) insurance (which may include, at Landlord's option, earthquake insurance as part of or in addition to any casualty or property insurance policy), property management, landscaping, and the operation, repair and maintenance of buildings and Common Areas; (ii) all utilities and services; (iii) real and personal property taxes and assessments or substitutes therefor levied or assessed against the Center or any part thereof, including (but not limited to) any possessory interest, use, business, license or other taxes or fees, any taxes imposed directly on rents or services, any assessments or charges for police or fire protection, housing, transit, open space, street or sidewalk construction or maintenance or other similar services from time to time by any governmental or quasi-governmental entity, and any other new taxes on landlords in addition to taxes now in effect;
(iv) supplies, equipment, utilities and tools used in management, operation and maintenance of the Center; (v) capital improvements to the Property, the Improvements or the Center, amortized over a reasonable period, (aa) which reduce or will cause future reduction of other items of Operating Expenses for which Tenant is otherwise required to contribute or (bb) which are required by law, ordinance, regulation or order of any governmental authority or (cc) of which Tenant has use or which benefit Tenant; and (vi) any other costs (including, but not limited to, any parking or utilities fees or surcharges) allocable to or paid by Landlord, as owner of the Center or Improvements, pursuant to any applicable laws, ordinances, regulations or orders of any governmental or quasi-governmental authority or pursuant to the terms of any declarations of covenants, conditions and restrictions now or hereafter affecting the Center or over which Tenant has non-exclusive usage rights as contemplated in Section 1.1(b) hereof. Operating Expenses shall not include any costs attributable to the work for which Landlord is required to pay under
Article 5 or Exhibit C, nor any costs attributable to the initial construction of buildings or Common Area improvements in the Center. The distinction between items of ordinary operating maintenance and repair and items of a capital nature shall be made in accordance with generally accepted accounting principles applied on a consistent basis or in accordance with tax accounting principles, as determined in good faith by Landlord's accountants.

                  (b) Notwithstanding anything to the contrary contained in this Lease, the following shall not be included within Operating Expenses:

                           (i)  Costs  of  maintenance  or  repair  of the  roof
membrane for any building within the Center, except during periods (if any) in which costs of maintenance or repair of the roof membrane for the building(s) occupied by Tenant pursuant to this Lease are likewise included as an Operating Expense (rather than being incurred directly by Tenant or passed through directly to Tenant on a building-by-building basis);

                           (ii) Leasing  commissions,  attorneys'  fees,  costs,
disbursements, and other expenses incurred in connection with negotiations or disputes with tenants, or in connection with leasing, renovating or improving space for tenants or other occupants or prospective tenants or other occupants of the Center;

                           (iii)  The  cost of any  service  sold to any  tenant
(including Tenant) or other occupant for which Landlord is entitled to be reimbursed as an additional charge or rental over and above the basic rent and operating expenses payable under the lease with that tenant;

                           (iv) Any  depreciation on the Initial  Building or on
any other improvements in the Center;

                           (v)  Expenses in  connection  with  services or other
benefits of a type that are not offered or made available to Tenant but that are provided to another tenant of the Center;

                           (vi) Costs  incurred due to  Landlord's  violation of
any terms or conditions of this Lease or of any other lease relating to the Initial Building or to any other portion of the Center or the Property;

                           (vii)  Overhead   profit   increments   paid  to  any
subsidiary or affiliate of Landlord for management or other services on or to the Center or any portion thereof or for supplies or other materials to the extent that the cost of the services, supplies or materials exceeds the cost that would have been paid had the services, supplies or materials been provided by unaffiliated parties on a competitive basis;

                           (viii)  All  interest,  loan fees and other  carrying
costs related to any mortgage or deed of trust or related to any capital item, and all rental and other amounts payable under any ground or underlying lease, or under any lease for any equipment ordinarily considered to be of a capital nature (except (A) janitorial equipment which is not affixed to the Building and/or (B) equipment the cost of which, if purchased, would be considered an amortizable Operating Expense under the provisions of this Section 9.2, notwithstanding the capital nature of such equipment);

                           (ix) Any compensation  paid to clerks,  attendants or
other persons in commercial concessions operated by Landlord;

                           (x) Advertising and promotional expenditures;

                           (xi) Costs of repairs  and other work  occasioned  by
fire, windstorm or other casualty of an insurable nature, except to the extent of any applicable deductible amounts under insurance actually carried by Landlord;

                           (xii) Any costs,  fines or penalties  incurred due to
violations by Landlord of any governmental rule or authority or of this Lease or any other lease of any portion of the Center or the Property, or due to Landlord's negligence or willful misconduct;

                           (xiii)  Management  costs to the extent they exceed a
reasonable and competitive rate for such services in the market for management of comparable commercial properties in the San Francisco Bay Area;

                           (xiv) Costs for sculpture, paintings or other objects
of art, and for any insurance thereon or extraordinary security in connection therewith;

                           (xv) Wages,  salaries or other  compensation  paid to
any executive employees above the grade of building manager;

                           (xvi) The cost of  correcting  any  building  code or
other violations which were violations prior to the Rent Commencement Date;

                           (xvii) The cost of containing,  removing or otherwise
remediating any contamination of the Property (including the underlying land and groundwater) by any toxic or hazardous materials (including, without limitation, asbestos and PCBs); and

                           (xviii) Premiums for earthquake  insurance  coverage,
but only to the extent (if any) that such premiums exceed, in any applicable period, a commercially reasonable rate, taking into account all relevant factors (including, but not limited to, the nature, size and location of the Center, the nature and value of the improvements therein that are owned by or insurable by Landlord, and the general availability and cost of commercial earthquake insurance in the insurance markets existing from time to time during the term of this Lease).

         9.3 Determination Of Operating Expenses. On or before the Rent Commencement Date and during the last month of each calendar year of the term of this Lease ("Lease Year"), or as soon thereafter as practical, Landlord shall provide Tenant notice of Landlord's estimate of the Operating Expenses for the ensuing Lease Year or applicable portion thereof. On or before the first day of each month during the ensuing Lease Year or applicable portion thereof, beginning on the Rent Commencement Date, Tenant shall pay to Landlord Tenant's Operating Cost Share of the portion of such estimated Operating Expenses allocable (on a prorata basis) to such month; provided, however, that if such notice is not given in the last month of a Lease Year, Tenant shall continue to pay on the basis of the prior year's estimate, if any, until the month after such notice is given. If at any time or times it appears to Landlord that the actual Operating Expenses will vary from Landlord's estimate by more than [...*...], Landlord may, by notice to Tenant, revise its estimate for such year and subsequent payments by Tenant for such year shall be based upon such revised estimate.


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*CONFIDENTIAL TREATMENT REQUESTED
                                       24

         9.4      Final Accounting For Lease Year.

                  (a) Within ninety (90) days after the close of each Lease Year, or as soon after such 90-day period as practicable, Landlord shall deliver to Tenant a statement of Tenant's Operating Cost Share of the Operating Expenses for such Lease Year prepared by Landlord from Landlord's books and records, which statement shall be final and binding on Landlord and Tenant (except as provided in Section 9.4(b)). If on the basis of such statement Tenant owes an amount that is more or less than the estimated payments for such Lease Year previously made by Tenant, Tenant or Landlord, as the case may be, shall pay the deficiency to the other party within thirty (30) days after delivery of the statement. Failure or inability of Landlord to deliver the annual statement within such ninety (90) day period shall not impair or constitute a waiver of Tenant's obligation to pay Operating Expenses, or cause Landlord to incur any liability for damages.

                  (b) At any time within three (3) months after receipt of Landlord's annual statement of Operating Expenses as contemplated in Section 9.4(a), Tenant shall be entitled, upon reasonable written notice to Landlord and during normal business hours at Landlord's office or such other places as Landlord shall designate, to inspect and examine those books and records of Landlord relating to the determination of Operating Expenses for the immediately preceding Lease Year covered by such annual statement or, if Tenant so elects by written notice to Landlord, to request an independent audit of such books and records. The independent audit of the books and records shall be conducted by a certified public accountant acceptable to both Landlord and Tenant or, if the parties are unable to agree, by a certified public accountant appointed by the Presiding Judge of the San Mateo County Superior Court upon the application of either Landlord or Tenant (with notice to the other party). In either event, such certified public accountant shall be one who is not then employed in any capacity by Landlord or Tenant or by any of their respective affiliates. The audit shall be limited to the determination of the amount of Operating Expenses for the subject Lease Year, and shall be based on generally accepted accounting principles and tax accounting principles, consistently applied. If it is determined, by mutual agreement of Landlord and Tenant or by independent audit, that the amount of Operating Expenses billed to or paid by Tenant for the applicable Lease Year was incorrect, then the appropriate party shall pay to the other party the deficiency or overpayment, as applicable, within thirty (30) days after the final determination of such deficiency or overpayment. All costs and expenses of the audit shall be paid by Tenant unless the audit shows that Landlord overstated Operating Expenses for the subject Lease Year by more than [...*...], in which case Landlord shall pay all costs and expenses of the audit. Each party agrees to maintain the confidentiality of the findings of any audit in accordance with the provisions of this Section 9.4.

         9.5 Proration. If the Rent Commencement Date falls on a day other than the first day of a Lease Year or if this Lease terminates on a day other than the last day of a Lease Year, the


---------------------------
*CONFIDENTIAL TREATMENT REQUESTED
                                       25
amount of Operating Expenses payable by Tenant with respect to such first or last partial Lease Year shall be prorated on the basis which the number of days during such Lease Year in which this Lease is in effect bears to 365. The termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to Section 9.4 to be performed after such termination.


                                  10. UTILITIES

         10.1 Payment. Commencing with the Rent Commencement Date and thereafter throughout the term of this Lease, Tenant shall pay, before delinquency, all charges for water, gas, heat, light, electricity, power, sewer, telephone, alarm system, janitorial and other services or utilities supplied to or consumed in or upon the Property (other than any separately metered costs for water, electricity or other services or utilities furnished with respect to the Common Areas, which costs shall be paid by Landlord and shall constitute Operating Expenses under Section 9.2 hereof), including any taxes on such services and utilities. It is the intention of the parties that all such services shall be separately metered to the Property. In the event that any of such services supplied to the Property are not separately metered, then the amount thereof shall be an item of Operating Expenses and shall be paid as provided in Article 9.

         10.2 Interruption. There shall be no abatement of rent or other charges required to be paid hereunder and Landlord shall not be liable in damages or otherwise for interruption or failure of any service or utility furnished to or used on the Property because of accident, making of repairs, alterations or improvements, severe weather, difficulty or inability in obtaining services or supplies, labor difficulties or any other cause. Notwithstanding the foregoing provisions of this Section 10.2, however, in the event of any interruption or failure of any service or utility to the Premises that (i) is caused in whole or in material part by the active negligence or willful misconduct of Landlord or its agents or employees and (ii) continues for more than three (3) business days and (iii) materially impairs Tenant's ability to use the Premises for their intended purposes hereunder, then following such three (3) business day period, Tenant's obligations for payment of rent and other charges under this Lease shall be abated in proportion to the degree of impairment of Tenant's use of the Premises, and such abatement shall continue until Tenant's use of the Premises is no longer materially impaired thereby.


                             11. ALTERATIONS; SIGNS

         11.1 Right To Make Alterations. Tenant shall make no alterations, additions or improvements to the Initial Building or the Property, other than interior non-structural alterations costing less than [...*...] in the aggregate during any twelve (12) month period, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. All such alterations, additions and improvements shall be completed with due diligence in a first-


---------------------------
*CONFIDENTIAL TREATMENT REQUESTED
                                       26
class workmanlike manner, in compliance with plans and specifications approved in writing by Landlord and in compliance with all applicable laws, ordinances, rules and regulations. Tenant shall cause any contractors engaged by Tenant for work in the Initial Building or on the Property to maintain public liability and property damage insurance, and other customary insurance, with such terms and in such amounts as Landlord may reasonably require, naming as additional insureds Landlord and any of its partners, shareholders, property managers and lenders designated by Landlord for this purpose, and shall furnish Landlord with certificates of insurance or other evidence that such coverage is in effect. In addition, Tenant covenants and agrees that all contractors and subcontractors at any tier performing any tenant improvements, build-out, alterations, additions, improvements, renovations, repairs and/or installations of fixtures or other equipment, or with respect to any other construction work in, on or to the Premises shall (i) be bound by and signatory to a collective bargaining agreement with a labor organization (A) whose jurisdiction covers the type of work to be performed on the Premises, and (B) who is affiliated with the Building and Construction Trades Department of the AFL-CIO; and (ii) each such contractor or subcontractor shall observe area standards for wages and other terms and conditions of employment, including fringe benefits. Notwithstanding any other provisions of this Section 11.1, under no circumstances shall Tenant make any structural alterations or improvements, or any substantial changes to the roof or substantial equipment installations on the roof, or any substantial changes or alterations to the building systems, without Landlord's prior written consent (which consent shall not be unreasonably withheld or delayed). If Tenant so requests in seeking Landlord's consent to any alterations, additions or improvements, Landlord shall specify in granting such consent whether Landlord intends to require that Tenant remove such alterations, additions or improvements (or any specified portions thereof) upon expiration or termination of this Lease. Landlord shall receive no fee for supervision, profit, overhead or general conditions in connection with any alterations, additions or improvements constructed or installed by Tenant under this Lease.

         11.2 Title To Alterations. All alterations, additions and improvements installed in, on or about the Initial Building or the Property shall become part of the Property and shall become the property of Landlord, unless Landlord elects to require Tenant to remove the same upon the termination of this Lease; provided, however, that the foregoing shall not apply to Tenant's movable furniture and equipment and trade fixtures. Tenant shall promptly repair any damage caused by its removal of any such furniture, equipment or trade fixtures. Notwithstanding any other provisions of this Article 11, however, (a) under no circumstances shall Tenant have any right to remove from the Initial Building or the Property, at the expiration or termination of this Lease, any lab benches, fume hoods, cold rooms or other similar improvements and equipment installed in the Initial Building, even if such equipment and improvements were installed by Tenant and paid for by Tenant in cash or in the form of additional rent; and (b) if Tenant requests Landlord's written consent to any alterations, additions or improvements under Section 11.1 hereof and, in requesting such consent, asks that Landlord specify whether Landlord will require removal of such alterations, additions or improvements upon termination or expiration of this Lease, then Landlord shall not be entitled to require such removal unless

Landlord specified its intention to do so at the time of granting of Landlord's consent to the requested alterations, additions or improvements.

         11.3 Tenant Fixtures. Subject to the final sentence of Section 11.2 and to Section 11.5, Tenant may install, remove and reinstall trade fixtures without Landlord's prior written consent, except that installation and removal of any fixtures which are affixed to the Initial Building or the Property or which affect the exterior or structural portions of the Initial Building or the building systems shall require Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed. Tenant shall immediately repair any damage caused by installation and removal of fixtures under this Section 11.3.

         11.4 No Liens. Tenant shall at all times keep the Initial Building and the Property free from all liens and claims of any contractors, subcontractors, materialmen, suppliers or any other parties employed either directly or indirectly by Tenant in construction work on the Initial Building or the Property. Tenant may contest any claim of lien, but only if, prior to such contest, Tenant either (i) posts security in the amount of the claim, plus estimated costs and interest, or (ii) records a bond of a responsible corporate surety in such amount as may be required to release the lien from the Initial Building and the Property. Tenant shall indemnify, defend and hold Landlord harmless against any and all liability, loss, damage, cost and other expenses, including, without limitation, reasonable attorneys' fees, arising out of claims of any lien for work performed or materials or supplies furnished at the request of Tenant or persons claiming under Tenant. Notwithstanding any other provisions of this Lease, however, Tenant shall have the right to obtain third-party financing for Tenant's share of the cost of the Tenant Improvements to be constructed under the Workletter, and for any other equipment or improvements installed or constructed by Tenant from time to time during the term of the Lease, and in connection with such financing shall have the right to grant the lender a lien on specific items of such Tenant Improvements, and/or on any such other equipment or improvements, having an aggregate cost not greater than Tenant's share of the total cost of the applicable Tenant Improvements, equipment or other improvements; the specific items of such Tenant Improvements, equipment or other improvements on which Tenant is authorized to grant such liens shall be negotiated and approved in good faith by Landlord and Tenant, promptly and diligently following any written request by Tenant from time to time for identification of such items.

         11.5 Signs. Tenant shall have the right to display its corporate name and logo on the Initial Building and in front of the entrance to the Initial Building, subject to Landlord's prior approval as to location, size, design and composition (which approval shall not be unreasonably withheld or delayed), subject to the established sign criteria for the Center and subject to all restrictions and requirements of applicable law and of any covenants, conditions and restrictions and other written agreements now or hereafter applicable to the Property. Landlord is hereby deemed to have approved, as to location, any signage the location of which is expressly designated on the Site Plan attached hereto as Exhibit B or on any Approved Plan listed in or developed pursuant to the Workletter, and Landlord agrees that Tenant shall be permitted to have exterior signage on at least two (2) sides of the Initial Building (facing Highway 101 and facing East Grand Avenue), subject to all other requirements and criteria set forth above in this Section 11.5.


                           12. MAINTENANCE AND REPAIRS

         12.1     Landlord's Work.

                  (a) Landlord shall repair and maintain or cause to be repaired and maintained the Common Areas of the Center and the roof (structural portions only), exterior walls and other structural portions of the Initial Building. The cost of all work performed by Landlord under this Section 12.1 shall be an Operating Expense hereunder, except to the extent such work (i) is required due to the negligence of Landlord, (ii) involves the repair or correction of a condition or defect that Landlord is required to correct pursuant to Section 5.2 hereof, (iii) is a capital expense not includible as an Operating Expense under
Section 9.2 hereof, (iv) is required due to the negligence or willful misconduct of Tenant or its agents, employees or invitees (in which event Tenant shall bear the full cost of such work pursuant to the indemnification provided in Section
14.6 hereof, subject to the release set forth in Section 14.4 hereof). Tenant knowingly and voluntarily waives the right to make repairs at Landlord's expense, or to offset the cost thereof against rent, under any law, statute, regulation or ordinance now or hereafter in effect.

                  (b) If Tenant so  requests  in  writing,  Landlord  shall also repair and maintain or cause to be repaired or maintained, on the same basis set forth in Section 12.1(a), the roof membrane of the Initial Building; provided, however, that the cost of such repair or maintenance shall not constitute an Operating Expense hereunder, but shall instead be entirely allocated to and paid by Tenant as the sole lessee of the Initial Building, except to the extent such cost falls into one of the categories set forth in clauses (i) through (iii) of
Section 12.1(a), in which case Tenant shall to that extent have no liability or obligation with respect thereto. Any such payment for which Tenant is responsible under this Section 12.1(b) shall be paid by Tenant to Landlord in cash within fifteen (15) days after Tenant's receipt of Landlord's written request for such payment, accompanied by invoices and other supporting documentation reasonably evidencing the costs for which such payment is requested.

         12.2     Tenant's Obligation For Maintenance.

                  (a) Good Order,  Condition  And Repair.  Except as provided in
Section 12.1 hereof, Tenant at its sole cost and expense shall keep and maintain in good and sanitary order, condition and repair the Initial Building and every part thereof, wherever located, including but not limited to the roof (non-structural portions only), signs, interior, ceiling, electrical system, plumbing system, telephone and communications systems of the Initial Building, the HVAC equipment and related mechanical systems serving the Initial Building (for which equipment and systems Tenant shall enter into a service contract with a person or entity designated or approved by Landlord), all doors, door checks, windows, plate glass, door fronts, exposed plumbing and sewage and other utility facilities, fixtures, lighting, wall surfaces, floor surfaces and ceiling surfaces of the Initial Building and all other interior repairs, foreseen and unforeseen, with respect to the Initial Building, as required.

                  (b) Landlord's Remedy. If Tenant, after notice from Landlord, fails to make or perform promptly any repairs or maintenance which are the obligation of Tenant hereunder, Landlord shall have the right, but shall not be required, to enter the Property and make the repairs or perform the maintenance necessary to restore the Property and the Initial Building to good and sanitary order, condition and repair. Immediately on demand from Landlord, the cost of such repairs shall be due and payable by Tenant to Landlord.

                  (c) Condition Upon Surrender. At the expiration or sooner termination of this Lease, Tenant shall surrender the Initial Building and the Improvements, including any additions, alterations and improvements thereto, broom clean, in good and sanitary order, condition and repair, ordinary wear and tear excepted, first, however, removing all goods and effects of Tenant and all and fixtures and items required to be removed or specified to be removed at Landlord's election pursuant to this Lease, and repairing any damage caused by such removal. Tenant shall not have the right to remove fixtures or equipment if Tenant is in default hereunder unless Landlord specifically waives this provision in writing. Tenant expressly waives any and all interest in any personal property and trade fixtures not removed from the Property by Tenant at the expiration or termination of this Lease, agrees that any such personal property and trade fixtures may, at Landlord's election, be deemed to have been abandoned by Tenant, and authorizes Landlord (at its election and without prejudice to any other remedies under this Lease or under applicable law) to remove and to retain, store or dispose of such property at Tenant's cost and expense, and Tenant waives all claims against Landlord for any damages resulting from any such removal, storage, retention or disposal.


                               13. USE OF PROPERTY

         13.1 Permitted Use. Subject to Sections 13.3, 13.4 and 13.6 hereof, Tenant shall use the Initial Building solely for a laboratory research and development facility, including (but not limited to) wet chemistry and biology labs, clean rooms, pilot scale, clinical scale and GMP scale manufacturing, storage and use of toxic and radioactive materials and laboratory animals, administrative offices, and other lawful purposes reasonably related to or incidental to such specified uses (subject in each case to receipt of all necessary approvals from the City of South San Francisco and other governmental agencies having jurisdiction over the Property), and for no other purpose.

         13.2     [Omitted.]

         13.3 No Nuisance. Tenant shall not use the Property for or carry on or permit upon the Property or any part thereof any offensive, noisy or dangerous trade, business, manufacture, occupation, odor or fumes, or any nuisance or anything against public policy, nor interfere with the rights or business of Landlord in the Initial Building or the Property, nor commit or allow to be committed any waste in, on or about the Property. Tenant shall not do or permit anything to be done in or about the Property, nor bring nor keep anything therein, which will in any way cause the Property or the Center to be uninsurable with respect to any insurance required by this Lease or with respect to standard fire and extended coverage insurance with vandalism, malicious mischief and riot endorsements.

         13.4 Compliance With Laws. Tenant shall not use the Property or permit the Property or any other portion of the Center to be used in whole or in part for any purpose or use that is in violation of any applicable laws, ordinances, regulations or rules of any governmental agency or public authority. Tenant shall keep the Improvements equipped with all safety appliances required by law, ordinance or insurance on the Property, or any order or regulation of any public authority because of Tenant's particular use of the Property. Tenant shall procure all licenses and permits required for its use of the Property. Tenant shall use the Property in strict accordance with all applicable ordinances, rules, laws and regulations and shall comply with all requirements of all governmental authorities now in force or which may hereafter be in force pertaining to the use of the Property by Tenant, including, without limitation, regulations applicable to noise, water, soil and air pollution, and making such nonstructural alterations and additions thereto as may be required from time to time by such laws, ordinances, rules, regulations and requirements of governmental authorities or insurers of the Property (collectively, "Requirements") because of Tenant's construction of improvements in or other particular use of the Property. Any structural alterations or additions required from time to time by applicable Requirements because of Tenant's construction of improvements in the Initial Building or other particular use of the Property shall, at Landlord's election, either (i) be made by Tenant, at Tenant's sole cost and expense, in accordance with the procedures and standards set forth in
Section 11.1 for alterations by Tenant, or (ii) be made by Landlord at Tenant's sole cost and expense, in which event Tenant shall pay to Landlord as additional rent, within ten (10) days after demand by Landlord, an amount equal to all costs incurred by Landlord in connection with such alterations or additions. The judgment of any court, or the admission by Tenant in any proceeding against Tenant, that Tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement shall be conclusive of such violation as between Landlord and Tenant.

         13.5 Liquidation Sales. Tenant shall not conduct or permit to be conducted any auction, bankruptcy sale, liquidation sale, or going out of business sale, in, upon or about the Property, whether said auction or sale be voluntary, involuntary or pursuant to any assignment for the benefit of creditors, or pursuant to any bankruptcy or other insolvency proceeding.

         13.6     Environmental Matters.

                  (a) For purposes of this Section, "hazardous substance" shall mean the substances included within the definitions of the term "hazardous substance" under (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss.ss. 9601 et seq., and the regulations promulgated thereunder, as amended, (ii) the California Carpenter-Presley-Tanner Hazardous Substance Account Act, California Health & Safety Code ss.ss. 25300 et seq., and regulations promulgated thereunder, as amended, (iii) the Hazardous Materials Release Response Plans and Inventory Act, California Heath & Safety Code ss.ss. 25500 et seq., and regulations promulgated thereunder, as amended, and (iv) petroleum; "hazardous waste" shall mean (i) any waste listed as or meeting the identified characteristics of a "hazardous waste" under the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss.ss. 6901 et seq., and regulations promulgated pursuant thereto, as amended (collectively, "RCRA"), (ii) any waste meeting the identified characteristics of "hazardous waste," "extremely hazardous waste" or "restricted hazardous waste" under the California Hazardous Waste Control Law, California Health & Safety Code ss.ss. 25100 et seq., and regulations promulgated pursuant thereto, as amended (collectively, the "CHWCL"), and/or (iii) any waste meeting the identified characteristics of "medical waste" under California Health & Safety Code ss.ss. 25015-25027.8, and regulations promulgated thereunder, as amended; and "hazardous waste facility" shall mean a hazardous waste facility as defined under the CHWCL.

                  (b) Without limiting the generality of the obligations set forth in Section 13.4 of this Lease:

                           (i) Tenant  shall not cause or permit  any  hazardous
substance or hazardous waste to be brought upon, kept, stored or used in or about the Property without the prior written consent of Landlord, which consent shall not be unreasonably withheld, except that Tenant, in connection with its permitted use of the Property as provided in Section 13.1, may keep, store and use materials that constitute hazardous substances which are customary for such permitted use, provided such hazardous substances are kept, stored and used in quantities which are customary for such permitted use and are kept, stored and used in full compliance with clauses (ii) and (iii) immediately below.

                           (ii) Tenant  shall comply with all  applicable  laws,
rules, regulations, orders, permits, licenses and operating plans of any governmental authority with respect to the receipt, use, handling, generation, transportation, storage, treatment and/or disposal of hazardous substances or wastes by Tenant or its agents or employees, and Tenant will provide Landlord with copies of all permits, licenses, registrations and other similar documents that authorize Tenant to conduct any such activities in connection with its authorized use of the Property from time to time.

                           (iii)  Tenant  shall not (A)  operate on or about the
Property any facility required to be permitted or licensed as a hazardous waste facility or for which interim status as such is required, nor (B) store any hazardous wastes on or about the Property for ninety (90) days or more, nor (C) conduct any other activities on or about the Property that could result in the Property being deemed to be a "hazardous waste facility" (including, but not limited to, any storage or treatment of hazardous substances or hazardous wastes which could have such a result).

                           (iv) Tenant  shall comply with all  applicable  laws,
rules, regulations, orders and permits relating to underground storage tanks installed by Tenant or its agents or employees or at the request of Tenant (including any installation, monitoring, maintenance, closure and/or removal of such tanks) as such tanks are defined in California Health & Safety Code ss. 25281(x), including, without limitation, complying with California Health & Safety Code ss.ss. 25280-25299.7 and the regulations promulgated thereunder, as amended. Tenant shall furnish to Landlord copies of all registrations and permits issued to or held by Tenant from time to time for any and all underground storage tanks located on or under the Property.

                           (v) If applicable,  Tenant shall provide  Landlord in
writing the following information and/or documentation within fifteen (15) days after the Rent Commencement Date, and shall update such information at least annually, on or before each anniversary of the Rent Commencement Date, to reflect any change in or addition to the required information and/or documentation (provided, however, that in the case of the materials described in subparagraphs (B), (C) and (E) below, Tenant shall not be required to deliver copies of such materials to Landlord but shall maintain copies of such materials to such extent and for such periods as may be required by applicable law and shall permit Landlord or its representatives to inspect and copy such materials during normal business hours at any time and from time to time upon reasonable notice to Tenant):

                                    (A)  A  list  of  all  hazardous  substances
and/or wastes that Tenant receives, uses, handles, generates, transports, stores, treats or disposes of from time to time in connection with its operations on the Property.

                                    (B)  All   Material   Safety   Data   Sheets
("MSDS's"), if any, required to be completed with respect to operations of Tenant at the Property from time to time in accordance with Title 26, California Code of Regulations ss. 8-5194 or 42 U.S.C. ss. 11021, or any amendments thereto, and any Hazardous Materials Inventory Sheets that detail the MSDS's.

                                    (C)  All  hazardous   waste   manifests  (as
defined in Title 26, California Code of Regulations ss. 22-66481), if any, that Tenant is required to complete from time to time in connection with its operations at the Property.

                                    (D)  A  copy  of  any  Hazardous   Materials
Management Plan required from time to time with respect to Tenant's operations at the Property, pursuant to California Health & Safety Code ss.ss. 25500 et seq., and any regulations promulgated thereunder, as amended.

                                    (E)  Any  Contingency  Plans  and  Emergency
Procedures required of Tenant from time to time due to its operations in accordance with Title 26, California Code of Regulations ss.ss. 22-67140 et seq., and any amendments thereto, and any Training Programs and Records required under Title 26, California Code of Regulations, ss. 22-67105, and any amendments thereto.

                                    (F)  Copies of any  biennial  reports  to be
furnished to the California Department of Health Services from time to time relating to hazardous substances or wastes, pursuant to Title 26, California Code of Regulations, ss. 22-66493, and any amendments thereto.

                                    (G)  Copies  of  all  industrial  wastewater
discharge permits issued to or held by Tenant from time to time in connection with its operations on the Property.

                                    (H) Copies of any other lists or inventories
of hazardous substances and/or wastes on or about the Property that Tenant is otherwise required to prepare and file from time to time with any governmental or regulatory authority.

                           (vi) Tenant shall  secure  Landlord's  prior  written
approval for any proposed receipt, storage, possession, use, transfer or disposal of "radioactive materials" or "radiation," as such materials are defined in Title 26, California Code of Regulations ss. 17-30100, and/or any other materials possessing the characteristics of the materials so defined, which approval Landlord may withhold in its sole and absolute discretion; provided, that such approval shall not be required for any radioactive materials for which Tenant has secured prior written approval of the Nuclear Regulatory Commission and delivered to Landlord a copy of such approval. Tenant, in connection with any such authorized receipt, storage, possession, use, transfer or disposal of radioactive materials or radiation, shall:

                                    (A) Comply with all federal, state and local
laws, rules, regulations, orders, licenses and permits issued to or applicable to Tenant with respect to its business operations on the Property;

                                    (B)  Maintain,  to such  extent and for such
periods as may be required by applicable law, and permit Landlord and its representatives to inspect during normal business hours at any time and from time to time upon reasonable notice to Tenant, a list of all radioactive materials or radiation received, stored, possessed, used, transferred or disposed of by Tenant or in connection with the operation of Tenant's business on the Property from time to time, to the extent not already disclosed through delivery of a copy of a Nuclear Regulatory Commission approval with respect thereto as contemplated above; and

                                    (C)  Maintain,  to such  extent and for such
periods as may be required by applicable law, and permit Landlord or its representatives to inspect during normal business hours at any time and from time to time upon reasonable notice to Tenant, all licenses, registration materials, inspection reports, governmental orders and permits in connection with the receipt, storage, possession, use, transfer or disposal of radioactive materials or radiation by Tenant or in connection with the operation of Tenant's business on the Property from time to time.

                           (vii) Tenant shall comply with any and all applicable
laws, rules, regulations and orders of any governmental authority with respect to the release into the environment of any hazardous wastes or substances or radiation or radioactive materials by Tenant or its agents or employees. Tenant shall give Landlord immediate verbal notice of any unauthorized release of any such hazardous wastes or substances or radiation or radioactive materials into the environment, and shall follow such verbal notice with written notice to Landlord of such release within twenty-four (24) hours of the time at which Tenant became aware of such release.

                           (viii)  Tenant  shall  indemnify,   defend  and  hold
Landlord harmless from and against any and all claims, losses (including, but not limited to, loss of rental income), damages, liabilities, costs, legal fees and expenses of any sort arising out of or relating to (A) any failure by Tenant to comply with any provisions of this paragraph 13.6(b), or (B) any receipt, use handling, generation, transportation, storage, treatment, release and/or disposal of any hazardous substance or waste or any radioactive material or radiation on or about the Property as a proximate result of Tenant's use of the Property or as a result of any intentional or negligent acts or omissions of Tenant or of any agent, employee or invitee of Tenant.

                           (ix)  Tenant  shall   cooperate   with   Landlord  in
furnishing Landlord with complete information regarding Tenant's receipt, handling, use, storage, transportation, generation, treatment and/or disposal of any hazardous substances or wastes or radiation or radioactive materials. Upon request, Tenant shall grant Landlord reasonable access at reasonable times to the Property to inspect Tenant's receipt, handling, use, storage, transportation, generation, treatment and/or disposal of hazardous substances or wastes or radiation or radioactive materials, without being deemed guilty of any disturbance of Tenant's use or possession and without being liable to Tenant in any manner.

                           (x)  Notwithstanding  Landlord's rights of inspection
and review under this paragraph 13.6(b), Landlord shall have no obligation or duty to so inspect or review, and no third party shall be entitled to rely on Landlord to conduct any sort of inspection or review by reason of the provisions of this paragraph 13.6(b).

                           (xi)  If  Tenant  receives,  handles,  uses,  stores,
transports, generates, treats and/or disposes of any hazardous substances or wastes or radiation or radioactive materials on or about the Property at any time during the term of this Lease, then within thirty (30) days after the termination or expiration of this Lease, Tenant at its sole cost and expense shall obtain and deliver to Landlord an environmental study, performed by an expert reasonably satisfactory to Landlord, evaluating the presence or absence of hazardous substances and wastes, radiation and radioactive materials on and about the Property. Such study shall be based on a reasonable and prudent level of tests and investigations of the Property and surrounding portions of the Center (if appropriate), which tests shall be conducted no earlier than the date of termination or expiration of this Lease. Liability for any remedial actions required or recommended on the basis of such study shall be allocated in accordance with Sections 13.4, 13.6, 14.6 and other applicable provisions of this Lease.

                  (c) Landlord shall indemnify, defend and hold Tenant harmless from and against any and all claims, losses, damages, liabilities, costs, legal fees and expenses of any sort arising out of or relating to (i) the presence on the Property of any hazardous substances or wastes or radiation or radioactive materials as of the Rent Commencement Date (other than as a result of any intentional or negligent acts or omissions of Tenant or of any agent, employee or invitee of Tenant), (ii) any unauthorized release into the environment (including, but not limited to, the Property) of any hazardous substances or wastes or radiation or radioactive materials to the extent such release results from the negligence of or willful misconduct or omission by Landlord or its agents or employees, and/or (iii) the presence on the Property of any hazardous substances or wastes or radiation or radioactive materials arising after the Rent Commencement Date from any cause or source other than as a result of any intentional or negligent acts or omissions of Tenant or of any agent, employee or invitee of Tenant.

                  (d) The provisions of this Section 13.6 shall survive the termination of this Lease.


                           14. INSURANCE AND INDEMNITY

         14.1     Insurance.

                  (a) Tenant shall procure and maintain in full force and effect at all times during the term of this Lease, at Tenant's cost and expense, commercial general liability insurance to protect against liability to the public, or to any invitee of Tenant or Landlord, arising out of or related to the use of or resulting from any accident occurring in, upon or about the Property, with limits of liability of not less than (i) [...*...] for injury to or death of one person, (ii) [...*...] for personal injury or death, per occurrence, and (iii) [...*...] for property damage, or a combined single limit of liability of not less than [...*...]. Such insurance shall


--------------------------
*CONFIDENTIAL TREATMENT REQUESTED
                                       36
name Landlord, its general partners, its Managing Agent and any lender holding a deed of trust on the Property from time to time (as designated in writing by Landlord to Tenant from time to time) as additional insureds thereunder. The amount of such insurance shall not be construed to limit any liability or obligation of Tenant under this Lease. Tenant shall also procure and maintain in full force and effect at all times during the term of this Lease, at Tenant's cost and expense, products/completed operations coverage on terms and in amounts
(A) customary in Tenant's industry for companies engaged in the marketing of products on a scale comparable to that in which Tenant is engaged from time to time and (B) mutually satisfactory to Landlord and Tenant in their respective reasonable discretion.

                  (b) Landlord shall procure and maintain in full force and effect at all times during the term of this Lease, at Landlord's cost and expense (but reimbursable as an Operating Expense under Section 9.2 hereof), policies of property insurance providing protection against "all risk of direct physical loss" (as defined by and detailed in the Insurance Service Office's Commercial Property Program "Cause of Loss--Special Form [CP1030]" or its equivalent) on the shell of the Initial Building and on the improvements in the Common Areas of the Center, on a full replacement cost basis (with no co-insurance or, if coverage without co-insurance is not reasonably available, then on an "agreed amount" basis). Such insurance may include earthquake coverage to the extent Landlord in its discretion elects to carry such coverage, and shall have such commercially reasonable deductibles and other terms as Landlord in its discretion determines to be appropriate. Landlord shall have no obligation to carry property damage insurance for any alterations, additions or improvements installed by Tenant in or about the Initial Building.

                  (c) Tenant shall procure and maintain in full force and effect at all times during the term of this Lease, at Tenant's cost and expense, policies of property insurance providing protection against "all risk of direct physical loss" (as defined by and detailed in the Insurance Service Office's Commercial Property Program "Cause of Loss--Special Form [CP1030]" or its equivalent) on the Tenant Improvements constructed pursuant to the Workletter and on all other alterations, additions and improvements installed by Tenant from time to time in or about the Initial Building, on a full replacement cost basis (with no co-insurance or, if coverage without co-insurance is not reasonably available, then on an "agreed amount" basis). Such insurance may have such commercially reasonable deductibles and other terms as Tenant in its discretion determines to be appropriate, and shall name both Tenant and Landlord as insureds as their interests may appear.

                  (d) During the course of construction of the improvements being constructed by Landlord and Tenant under Section 5.1 and Exhibit C, Landlord and Tenant respectively shall each procure and maintain in full force and effect, at its respective sole cost and expense, policies of builder's risk insurance on the improvements respectively being constructed by it, in such amounts and with such commercially reasonable deductibles and other terms as Landlord in its discretion determines to be appropriate with respect to the insurance to be maintained by

Landlord, and in such amounts and with such commercially reasonable deductibles and other terms as Landlord and Tenant may mutually and reasonably determine to be appropriate with respect to the insurance to be maintained by Tenant.

         14.2 Quality Of Policies And Certificates. All policies of insurance required to be maintained by Tenant hereunder shall be issued by responsible insurers and shall be written as primary policies not contributing with and not in excess of any coverage that Landlord may carry. Tenant shall deliver to Landlord copies of policies or certificates of insurance showing that said policies are in effect. The coverage provided by such policies shall include the clause or endorsement referred to in Section 14.4. If Tenant fails to acquire, maintain or renew any insurance required to be maintained by it under this
Article 14 or to pay the premium  therefor,  and such failure  continues for ten
(10) days after written notice from Landlord to Tenant specifying such failure, then Landlord, at its option and in addition to its other remedies, but without obligation so to do, may procure such insurance, and any sums expended by it to procure any such insurance shall be repaid upon demand, with interest as provided in Section 3.2 hereof. Tenant shall obtain written undertakings from each insurer under policies required to be maintained by it to notify all insureds thereunder at least thirty (30) days prior to cancellation of coverage.

         14.3 Workers' Compensation. Tenant shall maintain in full force and effect during the term of this Lease workers' compensation insurance in at least the minimum amounts required by law, covering all of Tenant's employees working on the Property.

         14.4 Waiver Of Subrogation. To the extent permitted by law and without affecting the coverage provided by insurance required to be maintained hereunder, Landlord and Tenant each waive any right to recover against the other with respect to (i) damage to property, (ii) damage to the Property or any part thereof, or (iii) claims arising by reason of any of the foregoing, but only to the extent that any of the foregoing damages and claims under clauses (i) -
(iii) hereof are covered, and only to the extent of such coverage, by casualty insurance actually carried or required to be carried hereunder by either
Landlord or Tenant. This provision is intended to waive fully, and for the benefit of each party, any rights and claims which might give rise to a right of subrogation in any insurance carrier. Each party shall procure a clause or endorsement on any casualty insurance policy denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to the occurrence of injury or loss. Coverage provided by insurance maintained by Tenant shall not be limited, reduced or diminished by virtue of the subrogation waiver herein contained.

         14.5 Increase In Premiums. Tenant shall do all acts and pay all expenses necessary to insure that the Property is not used for purposes prohibited by any applicable fire insurance, and that Tenant's use of the Property complies with all requirements necessary to obtain any such insurance. If Tenant uses or permits the Property to be used in a manner which increases the existing rate of any insurance carried by Landlord on the Center and such use continues for longer than a reasonable period specified in any written notice from Landlord to Tenant identifying the rate increase and the factors causing the same, then Tenant shall pay the amount of the increase in premium caused thereby, and Landlord's costs of obtaining other replacement insurance policies, including any increase in premium, within ten (10) days after demand therefor by Landlord.

         14.6     Indemnification.

                  (a) Tenant shall indemnify, defend and hold Landlord and its partners, shareholders, officers, directors, agents and employees harmless from any and all liability for injury to or death of any person, or loss of or damage to the property of any person, and all actions, claims, demands, costs (including, without limitation, reasonable attorneys' fees), damages or expenses of any kind arising therefrom which may be brought or made against Landlord or which Landlord may pay or incur by reason of the use, occupancy and enjoyment of the Property by Tenant or any invitees, sublessees, licensees, assignees, employees, agents or contractors of Tenant or holding under Tenant (including, but not limited to, any such matters arising out of or in connection with any early entry upon the Property by Tenant pursuant to Section 2.2 hereof) from any cause whatsoever other than negligence or willful misconduct or omission by Landlord, its agents or employees. Landlord and its partners, shareholders, officers, directors, agents and employees shall not be liable for, and Tenant hereby waives all claims against such persons for, damages to goods, wares and merchandise in or upon the Property, or for injuries to Tenant, its agents or third persons in or upon the Property, from any cause whatsoever other than negligence or willful misconduct or omission by Landlord, its agents or employees. Tenant shall give prompt notice to Landlord of any casualty or accident in, on or about the Property.

                  (b) Landlord shall indemnify, defend and hold Tenant and its partners, shareholders, officers, directors, agents and employees harmless from any and all liability for injury to or death of any person, or loss of or damage to the property of any person, and all actions, claims, demands, costs (including, without limitation, reasonable attorneys' fees), damages or expenses of any kind arising therefrom which may be brought or made against Tenant or which Tenant may pay or incur, to the extent such liabilities or other matters arise in, on or about the Property by reason of any negligence or willful misconduct or omission by Landlord, its agents or employees.

         14.7 Blanket Policy. Any policy required to be maintained hereunder may be maintained under a so-called "blanket policy" insuring other parties and other locations so long as the amount of insurance required to be provided hereunder is not thereby diminished.

                           15. SUBLEASE AND ASSIGNMENT

         15.1 Assignment And Sublease Of Property. Except in the case of a Permitted Transfer, Tenant shall not have the right or power to assign its interest in this Lease, or make any sublease of the Initial Building or any portion thereof, nor shall any interest of Tenant under this Lease be assignable involuntarily or by operation of law, without on each occasion obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Any purported sublease or assignment of Tenant's interest in this Lease requiring but not having received Landlord's consent thereto (to the extent such consent is required hereunder) shall be void. Except in the case of a Permitted Transfer, any dissolution, consolidation, merger or other reorganization of Tenant, or any sale or transfer of substantially all of the stock or assets of Tenant in a single transaction or series of related transactions, shall be deemed to be an assignment hereunder and shall be void without the prior written consent of Landlord as required above. Notwithstanding the foregoing, Tenant shall have the right to assign this Lease or sublet the Initial Building, or any portion thereof, without Landlord's consent (but with prior or concurrent written notice by Tenant to Landlord), to any Affiliate of Tenant, or to any entity which results from a merger or consolidation with Tenant, or to any entity which acquires substantially all or substantially all of the stock or assets of Tenant, as a going concern (hereinafter each a "Permitted Transfer"). For purposes of the preceding sentence, an "Affiliate" of Tenant shall mean any entity in which Tenant owns at least a twenty percent (20%) equity interest, any entity which owns at least a twenty percent (20%) equity interest in Tenant, and/or any entity which is related to Tenant by a chain of ownership interests involving at least a twenty percent (20%) equity interest at each level in the chain. Landlord shall have no right to terminate this Lease in connection with, and shall have no right to any sums or other economic consideration resulting from, any Permitted Transfer. Except as expressly set forth in this Section 15.1, however, the provisions of Section
15.2 shall remain applicable to any Permitted Transfer and the transferee under such Permitted Transfer shall be and remain subject to all of the terms and provisions of this Lease.

         15.2     Rights Of Landlord.

                  (a) Consent by Landlord to one or more assignments of this Lease, or to one or more sublettings of the Initial Building or any portion thereof, or collection of rent by Landlord from any assignee or sublessee, shall not operate to exhaust Landlord's rights under this Article 15, nor constitute consent to any subsequent assignment or subletting. No assignment of Tenant's interest in this Lease and no sublease shall relieve Tenant of its obligations hereunder, notwithstanding any waiver or extension of time granted by Landlord to any assignee or sublessee, or the failure of Landlord to assert its rights against any assignee or sublessee, and regardless of whether Landlord's consent thereto is given or required to be given hereunder. In the event of a default by any assignee, sublessee or other successor of Tenant in the performance of any of the terms or obligations of Tenant under this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against any such assignee, sublessee or other successor. In addition, Tenant immediately and irrevocably assigns to Landlord, as security for Tenant's obligations under this Lease, all rent from any subletting of all or any part of the Initial Building as permitted under this Lease, and Landlord, as Tenant's assignee and as attorney-in-fact for Tenant, or any receiver for Tenant appointed on Landlord's application, may collect such rent and apply it toward Tenant's obligations under this Lease; except that, until the occurrence of an act of default by Tenant which continues beyond any applicable cure period, Tenant shall have the right to collect such rent.

                  (b) Upon any assignment of Tenant's interest in this Lease for which Landlord's consent is required under Section 15.1 hereof, Tenant shall pay to Landlord, within ten (10) days after receipt thereof by Tenant from time to time, [...*...] of all cash sums and other economic considerations received by Tenant in connection with or as a result of such assignment, after first deducting therefrom (i) the unamortized cost of any leasehold improvements previously made in the Initial Building and paid for by Tenant, (ii) any costs incurred by Tenant for leasehold improvements (including, but not limited to, third-party architectural and space planning costs) in the Initial Building in connection with such assignment, and (iii) any real estate commissions and/or attorneys' fees incurred by Tenant in connection with such assignment. Nothing in this paragraph 15.2(b) shall entitle Landlord to receive any portion of any consideration received by Tenant in connection with any sale of its personal property.

                  (c) Upon any sublease of all or any portion of the Initial Building for which Landlord's consent is required under Section 15.1 hereof, Tenant shall pay to Landlord, within ten (10) days after receipt thereof by Tenant from time to time, [...*...] of all cash sums and other economic considerations received by Tenant in connection with or as a result of such sublease, after first deducting therefrom (i) the rental due hereunder for the corresponding period, prorated (on the basis of the average per-square-foot cost paid by Tenant for the entire Initial Building for the applicable period under this Lease) to reflect the size of the subleased portion of the Initial Building, (ii) any costs incurred by Tenant for leasehold improvements in the subleased portion of the Initial Building (including, but not limited to, third-party architectural and space planning costs) for the specific benefit of the sublessee in connection with such sublease, amortized over the term of the sublease, (iii) any real estate commissions and/or attorneys' fees incurred by Tenant in connection with such sublease, amortized over the term of such sublease, and (iv) the unamortized cost of any leasehold improvements previously made and paid for by Tenant with respect to the subleased portion of the Initial Building. Nothing in this paragraph 15.2(c) shall entitle Landlord to receive any portion of any consideration received by Tenant in connection with any sale of its personal property.


---------------------------
*CONFIDENTIAL TREATMENT REQUESTED
                                       41

                     16. RIGHT OF ENTRY AND QUIET ENJOYMENT

         16.1 Right Of Entry. Landlord and its authorized representatives shall have the right to enter the Initial Building at any time during the term of this Lease during normal business hours and upon not less than twenty-four (24) hours prior notice, except in the case of emergency (in which event no notice shall be required and entry may be made at any time), for the purpose of inspecting and determining the condition of the Initial Building or for any other proper purpose including, without limitation, to make repairs, replacements or improvements which Landlord may deem necessary, to show the Initial Building to prospective purchasers, to show the Initial Building to prospective tenants (but only during the final year of the term of this Lease), and to post notices of nonresponsibility. Landlord shall not be liable for inconvenience, annoyance, disturbance, loss of business, quiet enjoyment or other damage or loss to Tenant by reason of making any repairs or performing any work upon the Initial Building or the Property or by reason of erecting or maintaining any protective barricades in connection with any such work, and the obligations of Tenant under this Lease shall not thereby be affected in any manner whatsoever, provided, however, Landlord shall use reasonable efforts to minimize the inconvenience to Tenant's normal business operations caused thereby.

         16.2 Quiet Enjoyment. Landlord covenants that Tenant, upon paying the rent and performing its obligations hereunder and subject to all the terms and conditions of this Lease, shall peacefully and quietly have, hold and enjoy the Initial Building and the Property throughout the term of this Lease, or until this Lease is terminated as provided by this Lease.


                             17. CASUALTY AND TAKING

         17.1     Damage or Destruction.

                  (a) If the Initial Building, or the Common Areas of the Property, are damaged or destroyed in whole or in part under circumstances in which (i) repair and restoration is permitted under applicable governmental laws, regulations and building codes then in effect and (ii) repair and restoration reasonably can be completed within a period of one (1) year (or, in the case of an occurrence during the last year of the term of this Lease, within a period of sixty (60) days) following the date of the occurrence, then Landlord shall commence and complete, with all due diligence and as promptly as is reasonably practicable under the conditions then existing, all such repair and restoration as may be required to return the Common Areas of the Property and the Improvements previously constructed by Landlord under Section 5.1 and Exhibit C to the condition existing immediately prior to the occurrence. In the event of damage or destruction the repair of which is not permitted under applicable governmental laws, regulations and building codes then in effect, if such damage or destruction (despite being corrected to the extent then permitted under applicable governmental laws, regulations and building codes) would still materially impair Tenant's ability to conduct its business in the Initial

Building, then either party may terminate this Lease as of the date of the occurrence by giving written notice to the other within thirty (30) days after the date of the occurrence; if neither party timely elects such termination, or if such damage or destruction does not materially impair Tenant's ability to conduct its business in the Initial Building, then this Lease shall continue in full force and effect, except that there shall be an equitable adjustment in monthly minimum rental and of Tenant's Operating Cost Share of Operating
Expenses, based upon the extent to which Tenant's ability to conduct its business in the Initial Building is impaired, and Landlord shall restore the Common Areas of the Property and the Improvements previously constructed by Landlord under Section 5.1 and Exhibit C to a complete architectural whole and to a functional condition. In the event of damage or destruction which cannot reasonably be repaired within one (1) year (or, in the case of an occurrence during the last year of the term of this Lease, within a period of sixty (60)
days) following the date of the occurrence, then either Landlord or Tenant, at its election, may terminate this Lease as of the date of the occurrence by giving written notice to the other within thirty (30) days after the date of the occurrence; if neither party timely elects such termination, then this Lease shall continue in full force and effect and Landlord shall repair and restore the Property in accordance with, and to the extent provided in, the first sentence of this Section 17.1.

                  (b) Landlord's obligations pursuant to Section 17.1(a) are subject to the following limitations:

                           (i)  If  the  occurrence   results  from  an  insured
casualty, Landlord's rebuilding obligation shall not exceed the amount of insurance proceeds received by Landlord from insurers by reason of such occurrence, plus the amount of any applicable deductible (provided that Landlord shall be obligated to use its best efforts to recover any available proceeds from its then existing insurance), and, if such proceeds are insufficient, either party may terminate the Lease unless the other party promptly elects and agrees, in writing, to contribute the amount of the shortfall; and

                           (ii) If the  occurrence  results  from  an  uninsured
casualty, Landlord shall be required to repair and restore the Initial Building and Common Areas of the Property (as contemplated in Section 17.1(a)) to the condition existing immediately prior to the occurrence of such casualty (but only to the extent of the improvements previously constructed or installed by Landlord pursuant to this Lease), provided that Landlord's obligation to repair and restore shall not exceed an amount equal to [...*...] of the aggregate replacement cost of the Common Area improvements on the Property and the Improvements originally constructed by Landlord under Section 5.1 and Exhibit C; if the replacement cost as to Landlord exceeds such amount, then Landlord may terminate this Lease unless Tenant promptly elects and agrees, in writing, to contribute the amount of the shortfall.


--------------------------
*CONFIDENTIAL TREATMENT REQUESTED
                                       43

                  (c) From and after the date of an occurrence resulting in damage to or destruction of the Initial Building or of the Common Areas of the Property, and continuing until repair and restoration thereof are completed, there shall be an equitable abatement of minimum rental and of Tenant's Operating Cost Share of Operating Expenses based upon the degree to which Tenant's ability to conduct its business in the Initial Building is impaired.

         17.2     Condemnation.

                  (a) If during the term of this Lease the Property or the Improvements, or any substantial part of either, is taken by eminent domain or by reason of any public improvement or condemnation proceeding, or in any manner by exercise of the right of eminent domain (including any transfer in avoidance of an exercise of the power of eminent domain), or receives irreparable damage by reason of anything lawfully done under color of public or other authority, then (i) this Lease shall terminate as to the entire Property at Landlord's election by written notice given to Tenant within sixty (60) days after the taking has occurred, and (ii) this Lease shall terminate as to the entire Property at Tenant's election, by written notice given to Landlord within thirty
(30) days after the nature and extent of the taking have been finally determined, if the portion of the Property taken is of such extent and nature as substantially to handicap, impede or permanently impair Tenant's use of the balance of the Property. If Tenant elects to terminate this Lease, Tenant shall also notify Landlord of the date of termination, which date shall not be earlier than thirty (30) days nor later than ninety (90) days after Tenant has notified Landlord of Tenant's election to terminate, except that this Lease shall terminate on the date of taking if such date falls on any date before the date of termination designated by Tenant. If neither party elects to terminate this Lease as hereinabove provided, this Lease shall continue in full force and effect (except that there shall be an equitable abatement of minimum rental and of Tenant's Operating Cost Share of Operating Expenses based upon the degree to which Tenant's ability to conduct its business in the Initial Building is impaired) and Landlord shall restore the Common Areas of the Property and the Improvements originally constructed by Landlord under Section 5.1 and Exhibit C to a complete architectural whole and a functional condition and as nearly as reasonably possible to the condition existing before the taking. In connection with any such restoration, each party shall use its respective best efforts (including, without limitation, any necessary negotiation or intercession with its respective lender, if any) to ensure that any severance damages or other condemnation awards intended to provide compensation for rebuilding or restoration costs are promptly collected and made available to Landlord, subject only to such payment controls as either party's lender may reasonably require in order to ensure the proper application of such proceeds toward the restoration of the Improvements. Each party waives the provisions of Code of Civil Procedure
Section 1265.130, allowing either party to petition the Superior Court to terminate this Lease in the event of a partial condemnation of the Property.

                  (b) Notwithstanding any of the provisions of Section 17.2(a), Landlord's obligations to repair and restore pursuant to Section 17.2(a) shall not exceed, net of any condemnation awards or other proceeds available for and allocable to such restoration as contemplated in Section 17.2(a), an amount equal to [...*...] of the aggregate replacement cost of the Common Area improvements on the Property and of the Improvements originally constructed by Landlord under Section 5.1 and Exhibit C; if the replacement cost as to Landlord exceeds such amount, then Landlord may terminate this Lease unless Tenant promptly elects and agrees, in writing, to contribute the amount of the shortfall.

         17.3 Reservation Of Compensation. Landlord reserves, and Tenant waives and assigns to Landlord, all rights to any award or compensation for damage to the Improvements, the Property and the leasehold estate created hereby, accruing by reason of any taking in any public improvement, condemnation or eminent domain proceeding or in any other manner by exercise of the right of eminent domain or of anything lawfully done by public authority, except that Tenant shall be entitled to any and all compensation or damages paid for or on account of Tenant's moving expenses, trade fixtures, equipment and any leasehold improvements on the Property installed by Tenant at its own expense, but only to the extent Tenant would have been entitled to remove such items at the expiration of the term of this Lease and then only to the extent of the then remaining unamortized value of such improvements computed on a straight-line basis over the term of this Lease. Tenant covenants to deliver such further assignments of the foregoing as Landlord may from time to time request.

         17.4 Restoration Of Improvements. In connection with any repair or restoration of Improvements by either party following a casualty or taking as hereinabove set forth, the party responsible for such repair or restoration shall, to the extent possible, return such Improvements to a condition substantially equal to that which existed immediately prior to the casualty or taking. To the extent such party wishes to make material modifications to such Improvements, such modifications shall be subject to the prior written approval of the other party (not to be unreasonably withheld or delayed), except that no such approval shall be required for modifications that are required by applicable governmental authorities as a condition of the repair or restoration, unless such required modifications would impair or impede Tenant's conduct of its business in the Initial Building (in which case any such modifications in Landlord's work shall require Tenant's consent, not unreasonably withheld or delayed) or would materially and adversely affect the exterior appearance, the structural integrity or the mechanical or other operating systems of the Initial Building (in which case any such modifications in Tenant's work shall require Landlord's consent, not unreasonably withheld or delayed).


                                   18. DEFAULT

         18.1 Events Of Default. The occurrence of any of the following shall constitute an event of default on the part of Tenant:

                  (a) [Omitted.]

                  (b) Nonpayment. Failure to pay, when due, any amount payable to Landlord hereunder, such failure continuing for a period of five (5) business days after written notice of such failure; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 et seq., as amended from time to time;

                  (c) Other Obligations. Failure to perform any obligation, agreement or covenant under this Lease other than those matters specified in subsection (b) hereof, such failure continuing for thirty (30) days after written notice of such failure; provided, however, that if such failure is curable in nature but cannot reasonably be cured within such 30-day period, then Tenant shall not be in default if, and so long as, Tenant promptly (and in all events within such 30-day period) commences such cure and thereafter diligently pursues such cure to completion; and provided further, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 et seq., as amended from time to time;

                  (d) General Assignment. A general assignment by Tenant for the benefit of creditors;

                  (e) Bankruptcy. The filing of any voluntary petition in bankruptcy by Tenant, or the filing of an involuntary petition by Tenant's creditors, which involuntary petition remains undischarged for a period of thirty (30) days. In the event that under applicable law the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant's obligations under this Lease. Specifically, but without limiting the generality of the foregoing, such adequate assurances must include assurances that the Property continues to be operated only for the use permitted hereunder. The provisions hereof are to assure that the basic understandings between Landlord and Tenant with respect to Tenant's use of the Property and the benefits to Landlord therefrom are preserved, consistent with the purpose and intent of applicable bankruptcy laws;

                  (f) Receivership. The employment of a receiver appointed by court order to take possession of substantially all of Tenant's assets or the Property, if such receivership remains undissolved for a period of thirty (30) days;

                  (g) Attachment. The attachment, execution or other judicial seizure of all or substantially all of Tenant's assets or the Property, if such attachment or other seizure remains undismissed or undischarged for a period of thirty (30) days after the levy thereof; or

                  (h)  Insolvency.  The  admission  by Tenant in  writing of its inability to pay its debts as they become due, the filing by Tenant of a petition seeking any reorganization or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the filing by Tenant of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant in any such proceeding or, if within thirty (30) days after the commencement of any proceeding against Tenant seeking any reorganization or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed.

         18.2     Remedies Upon Tenant's Default.

                  (a) Upon the  occurrence of any event of default  described in
Section 18.1 hereof, Landlord, in addition to and without prejudice to any other rights or remedies it may have, shall have the immediate right to re-enter the Property or any part thereof and repossess the same, expelling and removing therefrom all persons and property (which property may be stored in a public warehouse or elsewhere at the cost and risk of and for the account of Tenant), using such force as may be necessary to do so (as to which Tenant hereby waives any claim for loss or damage that may thereby occur). In addition to or in lieu of such re-entry, and without prejudice to any other rights or remedies it may have, Landlord shall have the right either (i) to terminate this Lease and recover from Tenant all damages incurred by Landlord as a result of Tenant's default, as hereinafter provided, or (ii) to continue this Lease in effect and recover rent and other charges and amounts as they become due.

                  (b) Even if Tenant has breached this Lease, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession under subsection (a) hereof and Landlord may enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due, and Landlord, without terminating this Lease, may exercise all of the rights and remedies of a lessor under California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations), or any successor Code section. Acts of maintenance, preservation or efforts to relet the Property or the appointment of a receiver upon application of Landlord to protect Landlord's interests under this Lease shall not constitute a termination of Tenant's right to possession.

                  (c) If Landlord terminates this Lease pursuant to this Section 18.2, Landlord shall have all of the rights and remedies of a landlord provided by Section 1951.2 of the Civil Code of the State of California, or any successor Code section, which remedies include Landlord's right to recover from Tenant (i) the worth at the time of award of the unpaid rent and additional rent which had been earned at the time of termination, (ii) the worth at the time of award of the amount by which the unpaid rent and additional rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that

Tenant proves could have been reasonably avoided, (iii) the worth at the time of award of the amount by which the unpaid rent and additional rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the cost of recovering possession of the Property, expenses of reletting, including necessary repair, renovation and alteration of the Initial Building, reasonable attorneys' fees, and other reasonable costs. The "worth at the time of award" of the amounts referred to in clauses (i) and (ii) above shall be computed by allowing interest at [...*...] per annum from the date such amounts accrued to Landlord. The "worth at the time of award" of the amounts referred to in clause (iii) above shall be computed by discounting such amount at [...*...] above the discount rate of the Federal Reserve Bank of San Francisco at the time of award.

         18.3 Remedies Cumulative. All rights, privileges and elections or remedies of Landlord contained in this Article 18 are cumulative and not alternative to the extent permitted by law and except as otherwise provided herein.


                     19. SUBORDINATION, ATTORNMENT AND SALE

         19.1 Subordination To Mortgage. This Lease, and any sublease entered into by Tenant under the provisions of this Lease, shall be subject and subordinate to any ground lease, mortgage, deed of trust, sale/leaseback transaction or any other hypothecation for security now or hereafter placed upon the Initial Building, the Property, the Center, or any of them, and the rights of any assignee of Landlord or of any ground lessor, mortgagee, trustee, beneficiary or leaseback lessor under any of the foregoing, and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, that such subordination in the case of any future ground lease, mortgage, deed of trust, sale/leaseback transaction or any other hypothecation for security placed upon the Initial Building, the Property, the Center, or any of them shall be conditioned on Tenant's receipt from the ground lessor, mortgagee, trustee, beneficiary or leaseback lessor of a Non-Disturbance Agreement in a form reasonably acceptable to Tenant (i) confirming that so long as Tenant is not in material default hereunder beyond any applicable cure period (for which purpose the occurrence of any event of default under Section 18.1 hereof shall be deemed to be "material"), Tenant's rights hereunder shall not be disturbed by such person or entity and (ii) agreeing that the benefit of such Non-Disturbance Agreement shall be transferable to any transferee under a Permitted Transfer and to any other assignee or subtenant that is acceptable to the ground lessor, mortgagee, trustee, beneficiary or leaseback lessor at the time of transfer. Moreover, Tenant's obligations under this Lease shall be conditioned on Tenant's receipt within thirty (30) days after mutual execution of this Lease, from any ground lessor, mortgagee,


---------------------------
*CONFIDENTIAL TREATMENT REQUESTED
                                       48
trustee, beneficiary or leaseback lessor currently owning or holding a security interest in the Property, of a Non-Disturbance Agreement in a form reasonably acceptable to Tenant confirming (i) that so long as Tenant is not in material default hereunder beyond any applicable cure period (for which purpose the occurrence of any event of default under Section 18.1 hereof shall be deemed to be "material"), Tenant's rights hereunder shall not be disturbed by such person or entity and (ii) agreeing that the benefit of such Non-Disturbance Agreement shall be transferable to any transferee under a Permitted Transfer and to any other assignee or subtenant that is acceptable to the ground lessor, mortgagee, trustee, beneficiary or leaseback lessor at the time of transfer. If any mortgagee, trustee, beneficiary, ground lessor, sale/leaseback lessor or assignee elects to have this Lease be an encumbrance upon the Property prior to the lien of its mortgage, deed of trust, ground lease or leaseback lease or other security arrangement and gives notice thereof to Tenant, this Lease shall be deemed prior thereto, whether this Lease is dated prior or subsequent to the date thereof or the date of recording thereof. Tenant, and any sublessee, shall execute such documents as may reasonably be requested by any mortgagee, trustee, beneficiary, ground lessor, sale/leaseback lessor or assignee to evidence the subordination herein set forth, subject to the conditions set forth above, or to make this Lease prior to the lien of any mortgage, deed of trust, ground lease, leaseback lease or other security arrangement, as the case may be. Upon any default by Landlord in the performance of its obligations under any mortgage, deed of trust, ground lease, leaseback lease or assignment, Tenant (and any sublessee) shall, notwithstanding any subordination hereunder, attorn to the mortgagee, trustee, beneficiary, ground lessor, leaseback lessor or assignee thereunder upon demand and become the tenant of the successor in interest to Landlord, at the option of such successor in interest, and shall execute and deliver any instrument or instruments confirming the attornment herein provided for.

         19.2 Sale Of Landlord's Interest. Upon sale, transfer or assignment of Landlord's entire interest in the Initial Building and the Property, Landlord shall be relieved of its obligations hereunder with respect to liabilities accruing from and after the date of such sale, transfer or assignment.

         19.3 Estoppel Certificates. Landlord or Tenant (the "responding party"), as applicable, shall at any time and from time to time, within ten (10) days after written request by the other party (the "requesting party"), execute, acknowledge and deliver to the requesting party a certificate in writing stating: (i) that this Lease is unmodified and in full force and effect, or if there have been any modifications, that this Lease is in full force and effect as modified and stating the date and the nature of each modification; (ii) the date to which rental and all other sums payable hereunder have been paid; (iii) that the requesting party is not in default in the performance of any of its obligations under this Lease, that the responding party has given no notice of default to the requesting party and that no event has occurred which, but for the expiration of the applicable time period, would constitute an event of default hereunder, or if the requesting party alleges that any such default, notice or event has occurred, specifying the same in reasonable detail; and (iv) such other matters as may reasonably be requested by the requesting party or any institutional lender, mortgagee, trustee, beneficiary, ground lessor, sale/leaseback lessor, prospective purchaser of the Property, or prospective sublessee or assignee of this Lease. Any such certificate provided under this Section 19.3 may be relied upon by any lender, mortgagee, trustee, beneficiary, assignee or successor in interest to Landlord or Tenant, by any prospective purchaser, by any purchaser on foreclosure or sale, by any grantee under a deed in lieu of foreclosure of any mortgage or deed of trust on the Property, by any subtenant or assignee, or by any other third party. Failure to execute and return within the required time any estoppel certificate requested hereunder, if such failure continues for five (5) days after a second written request by the requesting party for such estoppel certificate, shall be deemed to be an admission of the truth of the matters set forth in the form of certificate submitted by the requesting party for execution.

         19.4 Subordination to CC&R's. This Lease, any permitted sublease entered into by Tenant under the provisions of this Lease, and the interests in real property conveyed hereby and thereby shall be subject and subordinate (a) to any declarations of covenants, conditions and restrictions affecting the Property or the Center from time to time, provided that the terms of such declarations are reasonable, do not materially impair Tenant's ability to conduct the uses permitted hereunder on the Property, and do not discriminate against Tenant relative to other similarly situated tenants occupying portions of the Center, (b) to the Declaration of Covenants, Conditions and Restrictions for Pointe Grand Business Park dated November 4, 1991 and recorded on February 25, 1992 as Instrument No. 92025214, Official Records of San Mateo County, as amended from time to time (the "Master Declaration"), the provisions of which Master Declaration are an integral part of this Lease, (c) to the Declaration of Covenants, Conditions and Restrictions dated November 23, 1987 and recorded on November 24, 1987 as Instrument No. 87177987, Official Records of San Mateo County, which declaration imposes certain covenants, conditions and restrictions on the Property, and (d) to the Environmental Restriction and Covenant (Pointe Grand) dated as of April 16, 1997 and recorded on April 16, 1997 as Instrument No. 97-043682, Official Records of San Mateo County, which declaration imposes certain covenants, conditions and restrictions on the Center. Tenant agrees to execute, upon request by Landlord, any documents reasonably required from time to time to evidence such subordination.

         19.5 Mortgagee Protection. If, following a default by Landlord under any mortgage, deed of trust, ground lease, leaseback lease or other security arrangement covering the Initial Building, the Property, the Center, or any of them, the Initial Building, the Property and/or the Center, as applicable, is acquired by the mortgagee, beneficiary, master lessor or other secured party, or by any other successor owner, pursuant to a foreclosure, trustee's sale, sheriff's sale, lease termination or other similar procedure (or deed in lieu thereof), then any such person or entity so acquiring the Initial Building, the Property and/or the Center shall not be:

                  (a) liable for any act or omission of a prior landlord or owner of the Property (including, but not limited to, Landlord);

                  (b) subject to any offsets or defenses that Tenant may have against any prior landlord or owner of the Property and/or the Center (including, but not limited to, Landlord);

                  (c) bound by any rent or additional rent that Tenant may have paid in advance to any prior landlord or owner of the Property and/or the Center (including, but not limited to, Landlord) for a period in excess of one month, or by any security deposit, cleaning deposit or other prepaid charge that Tenant may have paid in advance to any prior landlord or owner (including, but not limited to, Landlord), except to the extent such deposit or prepaid amount has been expressly turned over to or credited to the successor owner thus acquiring the Property and/or the Center, as applicable;

                  (d) liable for any warranties or representations of any nature whatsoever, whether pursuant to this Lease or otherwise, by any prior landlord or owner of the Property and/or the Center (including, but not limited to, Landlord) with respect to the use, construction, zoning, compliance with laws, title, habitability, fitness for purpose or possession, or physical condition (including, without limitation, environmental matters) of the Property, the Initial Building or the Center; or

                  (e) liable to Tenant in any amount beyond the interest of such mortgagee, beneficiary, master lessor or other secured party or successor owner in the Property and the Center as they exist from time to time, it being the intent of this provision that Tenant shall look solely to the interest of any such mortgagee, beneficiary, master lessor or other secured party or successor owner in the Property and Center for the payment and discharge of the landlord's obligations under this Lease and that such mortgagee, beneficiary, master lessor or other secured party or successor owner shall have no separate personal liability for any such obligations.


                                  20. SECURITY

         20.1 Deposit. Within thirty (30) days after mutual execution of this Lease, Tenant shall deposit with Landlord the sum of [...*...] which sum (the "Security Deposit") shall be held by Landlord as security for the faithful performance of all of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the term hereof. If Tenant defaults with respect to any provision of this Lease, including, without limitation, the provisions relating to the payment of rental and other sums due hereunder, Landlord shall have the right, but shall not be required, to use, apply or retain all or any part of the Security Deposit for the payment of rental or any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount and


---------------------------
*CONFIDENTIAL TREATMENT REQUESTED
                                       51

Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep any deposit under this Section separate from Landlord's general funds, and Tenant shall not be entitled to interest thereon. If Tenant fully and faithfully performs every provision of this Lease to be performed by it, the Security Deposit, or any balance thereof, shall be returned to Tenant or, at Landlord's option, to the last assignee of Tenant's interest hereunder, at the expiration of the term of this Lease and after Tenant has vacated the Property. In the event of termination of Landlord's interest in this Lease, Landlord shall transfer all deposits then held by Landlord under this Section to Landlord's successor in interest, whereupon Tenant agrees to release Landlord from all liability for the return of such deposit or the accounting thereof.


                                21. MISCELLANEOUS

         21.1 Notices. All notices, consents, waivers and other communications which this Lease requires or permits either party to give to the other shall be in writing and shall be deemed given when delivered personally (including delivery by private courier or express delivery service) or four (4) days after deposit in the United States mail, registered or certified mail, postage prepaid, addressed to the parties at their respective addresses as follows:

         To Tenant:                 (until Rent Commencement Date)
                                    SUGEN, Inc.
                                    351 Galveston Drive
                                    Redwood City, CA  94603-4720
                                    Attn:  Vice President, Finance

                                    (after Rent Commencement Date)
                                    SUGEN, Inc.
                                    _____ East Grand Avenue [to be determined]
                                    South San Francisco, CA 94080
                                    Attn: Vice President, Finance

         with copy to:              Cooley Godward LLP
                                    5 Palo Alto Square
                                    Palo Alto, CA  94306-2155
                                    Attn:  Anna B. Pope, Esq.

         To Landlord:               Britannia Pointe Grand Limited Partnership
                                    1939 Harrison Street, Suite 412
                                    Park Plaza Building
                                    Oakland, CA  94612
                                    Attn: T. J. Bristow
         with copy to:              Folger Levin & Kahn LLP
                                    Embarcadero Center West
                                    275 Battery Street, 23rd Floor
                                    San Francisco, CA 94111
                                    Attn: Donald E. Kelley, Jr.

or to such other address as may be contained in a notice at least fifteen (15) days prior to the address change from either party to the other given pursuant to this Section. Rental payments and other sums required by this Lease to be paid by Tenant shall be delivered to Landlord at Landlord's address provided in this Section, or to such other address as Landlord may from time to time specify in writing to Tenant, and shall be deemed to be paid only upon actual receipt.

         21.2 Successors And Assigns. The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the original Landlord named herein and each successive Landlord under this Lease shall be liable only for obligations accruing during the period of its ownership of the Property, said liability terminating upon termination of such ownership and passing to the successor lessor.

         21.3 No Waiver. The failure of Landlord to seek redress for violation, or to insist upon the strict performance, of any covenant or condition of this Lease shall not be deemed a waiver of such violation, or prevent a subsequent act which would originally have constituted a violation from having all the force and effect of an original violation.

         21.4 Severability. If any provision of this Lease or the application thereof is held to be invalid or unenforceable, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each of the provisions of this Lease shall be valid and enforceable, unless enforcement of this Lease as so invalidated would be unreasonable or grossly inequitable under all the circumstances or would materially frustrate the purposes of this Lease.

         21.5 Litigation Between Parties. In the event of any litigation or other dispute resolution proceedings between the parties hereto arising out of or in connection with this Lease, the prevailing party shall be reimbursed for all reasonable costs, including, but not limited to, reasonable accountants' fees and attorneys' fees, incurred in connection with such proceedings (including, but not limited to, any appellate proceedings relating thereto) or in connection with the enforcement of any judgment or award rendered in such proceedings. "Prevailing party" within the meaning of this Section shall include, without limitation, a party who dismisses an action for recovery hereunder in exchange for payment of the sums allegedly due, performance of covenants allegedly breached or consideration substantially equal to the relief sought in the action.

         21.6 Surrender. A voluntary or other surrender of this Lease by Tenant, or a mutual termination thereof between Landlord and Tenant, shall not result in a merger but shall, at the option of Landlord, operate either as an assignment to Landlord of any and all existing subleases and subtenancies, or a termination of all or any existing subleases and subtenancies. This provision shall be contained in any and all assignments or subleases made pursuant to this Lease.

         21.7 Interpretation. The provisions of this Lease shall be construed as a whole, according to their common meaning, and not strictly for or against Landlord or Tenant. The captions preceding the text of each Section and subsection hereof are included only for convenience of reference and shall be disregarded in the construction or interpretation of this Lease.

         21.8 Entire Agreement. This written Lease, together with the exhibits hereto, contains all the representations and the entire understanding between the parties hereto with respect to the subject matter hereof. Any prior correspondence, memoranda or agreements are replaced in total by this Lease and the exhibits hereto. This Lease may be modified only by an agreement in writing signed by each of the parties.

         21.9 Governing Law. This Lease and all exhibits hereto shall be construed and interpreted in accordance with and be governed by all the provisions of the laws of the State of California.

         21.10 No Partnership. The relationship between Landlord and Tenant is solely that of a lessor and lessee. Nothing contained in this Lease shall be construed as creating any type or manner of partnership, joint venture or joint enterprise with or between Landlord and Tenant.

         21.11 Financial Information. From time to time Tenant shall promptly provide directly to prospective lenders and purchasers of the Property and/or Center designated by Landlord such financial information pertaining to the financial status of Tenant as Landlord may reasonably request; provided, Tenant shall be permitted to provide such financial information in a manner which Tenant deems reasonably necessary to protect the confidentiality of such information, including (if Tenant so requests) conditioning disclosure of such information upon execution of a reasonable confidentiality agreement by Landlord and by any other proposed or permitted recipient of such information. In addition, from time to time, Tenant shall provide Landlord with such financial information pertaining to the financial status of Tenant as Landlord may reasonably request. Landlord agrees that all financial information supplied to Landlord by Tenant shall be treated as confidential material, and shall not be disseminated to any party or entity (including any entity affiliated with Landlord) without Tenant's prior written consent, except that Landlord shall be entitled to provide such information, subject to reasonable precautions to protect the confidential nature thereof, (i) to Landlord's partners and professional advisors, solely to use in connection with Landlord's execution and enforcement of this Lease, and (ii) to prospective lenders and/or purchasers of the Property and/or Center, solely for use in connection with their bona fide consideration of a proposed financing or purchase of the Property and/or Center, provided that such prospective lenders and/or purchasers are not then engaged in businesses directly competitive with the business then being conducted by Tenant. For purposes of this Section, without limiting the generality of the obligations provided herein, it shall be deemed reasonable for Landlord to request copies of Tenant's most recent audited annual financial statements, or, if audited statements have not been prepared, unaudited financial statements for Tenant's most recent fiscal year, accompanied by a certificate of Tenant's chief financial officer that such financial statements fairly present Tenant's financial condition as of the date(s) indicated. Notwithstanding any other provisions of this Section 21.11, during any period in which Tenant has outstanding a class of publicly traded securities and is filing with the Securities and Exchange Commission, on a regular basis, Forms 10Q and 10K and any other periodic filings required under the Securities Exchange Act of 1934, as amended, it shall constitute sufficient compliance under this Section 21.11 for Tenant to furnish Landlord with copies of such periodic filings substantially concurrently with the filing thereof with the Securities and Exchange Commission.

                  Landlord and Tenant recognize the need of Tenant to maintain the confidentiality of information regarding its financial status and the need of Landlord to be informed of, and to provide to prospective lenders and purchasers of the Property and/or Center financial information pertaining to, Tenant's financial status. Landlord and Tenant agree to cooperate with each other in achieving these needs within the context of the obligations set forth in this Section.

         21.12 Costs. If Tenant requests the consent of Landlord under any provision of this Lease for any act that Tenant proposes to do hereunder, including, without limitation, assignment or subletting of the Property, Tenant shall, as a condition to doing any such act and the receipt of such consent, reimburse Landlord promptly for any and all reasonable costs and expenses incurred by Landlord in connection therewith, including, without limitation, reasonable attorneys' fees.

         21.13 Time. Time is of the essence of this Lease, and of every term and condition hereof.

         21.14 Rules And Regulations. Tenant shall observe, comply with and obey, and shall cause its employees, agents and, to the best of Tenant's ability, invitees to observe, comply with and obey such rules and regulations as Landlord may promulgate from time to time for the safety, care, cleanliness, order and use of the Improvements, the Property and the Center.

         21.15 Brokers. Landlord agrees to pay a brokerage commission to Catalyst Real Estate Group and to Cornish & Carey Commercial in connection with the consummation of this Lease in accordance with a separate agreement. Tenant and Landlord each represents and warrants that no other broker participated in the consummation of this Lease and agrees to indemnify, defend and hold the other party harmless against any liability, cost or expense, including, without limitation, reasonable attorneys' fees, arising out of any claims for brokerage commissions or other similar compensation in connection with any conversations, prior negotiations or other dealings by the indemnifying party with any other broker.

         21.16 Memorandum Of Lease. At any time during the term of this Lease, either party, at its sole expense, shall be entitled to record a memorandum of this Lease and, if either party so elects, both parties agree to cooperate in the preparation, execution, acknowledgement and recordation of such document in reasonable form.

         21.17 Corporate Authority. The person signing this Lease on behalf of Tenant warrants that he or she is fully authorized to do so and, by so doing, to bind Tenant. As evidence of such authority, Tenant shall deliver to Landlord, upon or prior to execution of this Lease, a certified copy of a resolution of Tenant's board of directors authorizing the execution of this Lease and naming the officer that is authorized to execute this Lease on behalf of Tenant.

         21.18 Execution and Delivery. This Lease may be executed in one or more counterparts and by separate parties on separate counterparts, but each such counterpart shall constitute an original and all such counterparts together shall constitute one and the same instrument.

         21.19 Survival. Without limiting survival provisions which would otherwise be implied or construed under applicable law, the provisions of Sections 2.6, 9.4, 11.2, 11.3, 11.4, 13.6, 14.6 and 21.5 hereof shall survive the termination of this Lease with respect to matters occurring prior to the expiration of this Lease.


                  IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first set forth above.


                  "Landlord"

BRITANNIA POINTE GRAND LIMITED
PARTNERSHIP, a Delaware limited
partnership

By:      BRITANNIA POINTE GRAND,
         LLC, a California limited liability
         company, General Partner


By:      /s/ T.J. Bristow
         ------------------------------------
         T. J. Bristow
         Its Manager

                  "Tenant"

SUGEN, INC., a Delaware corporation


By:      /s/ Stephen Evans-Freke
         ----------------------------------
         Stephen Evans-Freke
         Its Chairman and Chief Executive
            Officer

                                    EXHIBITS
                                    --------

            EXHIBIT A        Real Property Descriptions (Property and Center)

            EXHIBIT B        Site Plan

            EXHIBIT C        Workletter

            EXHIBIT D        Estimated Construction Schedule

            EXHIBIT E        Acknowledgement of Rent Commencement Date

                                    EXHIBIT A


                           REAL PROPERTY DESCRIPTIONS


The Property

All that certain real property in the City of South San Francisco, County of San Mateo, State of California, more particularly described as follows:

Lot 1 as shown on Parcel Map No. 91-284, "Being a resubdivision of the parcels described in the deeds to Metal and Thermit Corporation, recorded in Book 293, at Page 394 of Deeds; in Book 49, at Page 490, Official Records; in Book 77, at Page 415, Official Records; and, except that parcel described in Book 1352, at Page 373, Official Records," filed on February 25, 1992, in Book 65 of Parcel Maps, in the Office of the Recorder of the County of San Mateo, California.


The Center

All that certain real property in the City of South San Francisco, County of San Mateo, State of California, more particularly described as follows:

Lots 1, 2, 3 and 4, inclusive, as shown on Parcel Map No. 91-284, "Being a resubdivision of the parcels described in the deeds to Metal and Thermit Corporation, recorded in Book 293, at Page 394 of Deeds; in Book 49, at Page 490, Official Records; in Book 77, at Page 415, Official Records; and, except that parcel described in Book 1352, at Page 373, Official Records," filed on February 25, 1992, in Book 65 of Parcel Maps, in the Office of the Recorder of the County of San Mateo, California.

                                    EXHIBIT C


                                   WORKLETTER


         This Workletter ("Workletter") constitutes part of the Build-to-Suit Lease dated as of June 11, 1997 (the "Lease") between BRITANNIA POINTE GRAND LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord"), and SUGEN, INC., a Delaware corporation ("Tenant"). The terms of this Workletter are incorporated in the Lease for all purposes.

1. Defined Terms. As used in this Workletter, the following capitalized terms have the following meanings:

         (a) Approved Plans: Plans and specifications prepared by the applicable Architect for the respective Improvements and approved by both Landlord and Tenant in accordance with Paragraph 2 of this Workletter (subject to further modification in accordance with such Paragraph 2).

         (b) Architect: Chamorro Design Group, or any other architect selected by Landlord in its sole discretion, with respect to the Building Shell, the Site Improvements and any other Improvements which Landlord is to design pursuant to this Workletter; any architect selected by Tenant with the written approval of Landlord (which approval shall not be unreasonably withheld or delayed), with respect to the Tenant Improvements and any other Improvements which Tenant is to design pursuant to this Workletter.

         (c) Building Shell: The shell of the Initial Building, as more fully defined on Schedule C-1 attached to this Workletter.

         (d) Change Order: See definition in Paragraph 2(e)(ii) hereof.

         (e) Cost of Improvement: See definition in Paragraph 2(c) hereof.

         (f) Final Completion Certificate: See definition in Paragraph 3(b) hereof.

         (g) Final Working Drawings: See definition in Paragraph 2(a) hereof.

         (h) General Contractor: Concrete Shell Structures, Inc., or any other general contractor selected by Landlord in its sole discretion, with respect to Landlord's Work. The General Contractor with respect to Tenant's Work shall be selected by Tenant, subject to

Landlord's   approval  (not  to  be  unreasonably   withheld  or  delayed),   as
contemplated in Paragraph 5(a) hereof.

         (i) Improvements: The Building Shell, Site Improvements, Tenant Improvements and other improvements shown on the Approved Plans from time to time and to be constructed on the Property pursuant to the Lease and this Workletter.

         (j) Landlord Delay: Any of the following types of delay in the completion of construction of the Tenant Improvements:

                  (i) Any delay resulting from Landlord's failure to furnish, in a timely manner, information requested by Tenant or by the Architect or General Contractor for Tenant's Work in connection with the design or construction of Tenant's Work, or from Landlord's failure to approve in a timely manner any matters requiring approval by Landlord; or

                  (ii) Any delay of any other kind or nature  caused by Landlord
(or  Landlord's  contractors,   agents  or  employees)  or  resulting  from  the
performance of Landlord's Work.

         (k) Landlord's Work: The Building Shell and Site Improvements, and any other Improvements which Landlord is to construct or install pursuant to this Workletter or by mutual agreement of Landlord and Tenant from time to time.

         (l) Punch List Work: Minor corrections of construction or decoration details, and minor mechanical adjustments, that are required in order to cause any applicable portion of the Improvements as constructed to conform to the Approved Plans in all material respects and that do not materially interfere with Tenant's use or occupancy of the Initial Building and the Property.

         (m) Site Improvements: The parking areas, driveways, landscaping and other improvements to the Common Areas of the Property that are depicted on Exhibit B to the Lease (as the same may be modified pursuant to the process of development and approval of the Approved Plans).

         (n) Structural Completion Certificate: See definition in Paragraph 3(a) hereof.

         (o) Tenant Delay: Any of the following types of delay in the completion of construction of the Building Shell:

                  (i) Any delay resulting from Tenant's failure to furnish, in a timely manner, information requested by Landlord or by the Architect or General Contractor for Landlord's Work in connection with the design or construction of the Building Shell, or from Tenant's failure to approve in a timely manner any matters requiring approval by Tenant;

                  (ii) Any delay attributable to any need to construct the Building Shell in an "above standard" manner;

                  (iii) Any delay resulting from Change Orders, including any delay resulting from the need to revise any drawings or obtain further governmental approvals as a result of any Change Order; or

                  (iv) Any delay of any other kind or nature caused by Tenant (or Tenant's contractors, agents or employees) or resulting from the performance of Tenant's Work.

         (p) Tenant Improvements: The improvements to or within the Initial Building, other than improvements constituting part of the Building Shell, shown on the Approved Plans from time to time and to be constructed by Tenant (except as otherwise provided herein) pursuant to the Lease and this Workletter, including (but not limited to) the improvements listed on Schedule C-2 attached to this Workletter.

         (q) Tenant's Work: All of the Improvements other than those constituting Landlord's Work, and such other materials and improvements as Tenant deems necessary or appropriate for Tenant's use and occupancy of the Initial Building.

         (r) Unavoidable Delays: Delays due to acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargoes, rainy or stormy weather, inability to obtain supplies, materials, fuels or permits, delays of contractors or subcontractors, or other causes or contingencies beyond the reasonable control of Landlord or Tenant, as applicable.

         (s) Work Deadlines: The target dates for performance by the applicable party of the steps listed in the Estimated Construction Schedule attached as Exhibit D to the Lease.

         (t) Capitalized terms not otherwise defined in this Workletter shall have the definitions set forth in the Lease.

2. Plans, Cost of Improvements and Construction. Landlord and Tenant shall comply with the procedures set forth in this Paragraph 2 in preparing, delivering and approving matters relating to the Improvements.

         (a) Approved Plans and Working Drawings for Landlord's Work. Landlord shall promptly and diligently (and in all events prior to any applicable Work Deadlines, subject to Tenant Delays and Unavoidable Delays) cause to be prepared and delivered to Tenant, for approval, plans and specifications for the Improvements constituting Landlord's Work. Following mutual approval of such plans and specifications, Landlord shall then cause to be prepared and delivered to Tenant, on or before the applicable Work Deadline (assuming timely delivery by Tenant of all information, decisions and drawings required to be furnished or made by Tenant in order to permit complete preparation of plans and drawings), final working drawings and specifications for the Improvements constituting Landlord's Work, including structural, fire protection, life safety, mechanical and electrical working drawings and final architectural drawings (collectively, "Landlord's Final Working Drawings"). Landlord's Final Working Drawings shall substantially conform to the Approved Plans. Landlord's obligation to deliver Landlord's Final Working Drawings to Tenant within the time period set forth above shall be extended for any delay encountered by Landlord as a result of a request by Tenant for changes in accordance with the procedure set forth below, any other Tenant Delays, or any Unavoidable Delays. No later than the applicable Work Deadline (assuming timely delivery of plans and drawings by Landlord), Tenant shall either approve Landlord's Final Working Drawings or set forth in writing with particularity any changes necessary to bring Landlord's Final Working Drawings into substantial conformity with the Approved Plans or into a form which will be acceptable to Tenant. In no event, however, shall Tenant have the right to object to any aspect of the proposed plans and specifications or proposed Landlord's Final Working Drawings for Landlord's Work (including, but not limited to, any change from the Approved Plans) that is necessitated by applicable law, or to any aspect of such proposed plans and specifications or proposed Landlord's Final Working Drawings that relates to the Building Shell or Site Improvements, although Landlord agrees to consult with Tenant and to give reasonable consideration to Tenant's views regarding functional characteristics of the Building Shell and Site Improvements. Failure of Tenant to deliver to Landlord written notice of disapproval and specification of required changes on or before the applicable Work Deadline shall constitute and be deemed to be approval of Landlord's Final Working Drawings. Upon approval, actual or deemed, of Landlord's Final Working Drawings by Landlord and Tenant, Landlord's Final Working Drawings shall be deemed to be incorporated in and considered part of the Approved Plans, superseding (to the extent of any inconsistencies) any inconsistent features of the previously existing Approved Plans.

         (b) Approved Plans and Working Drawings for Tenant's Work. Tenant shall promptly and diligently (and in all events prior to any applicable Work Deadlines, subject to Landlord Delays and Unavoidable Delays) cause to be prepared and delivered to Landlord, for approval, plans and specifications for the Improvements constituting Tenant's Work. Following mutual approval of such plans and specifications, Tenant shall then cause to be prepared and delivered to Landlord final working drawings and specifications for the Improvements constituting Tenant's Work, including any applicable life safety, mechanical and electrical working drawings and final architectural drawings (collectively, "Tenant's Final Working Drawings"). Tenant's Final Working Drawings shall substantially conform to the Approved Plans. Landlord shall either approve Tenant's Final Working Drawings or set forth in writing with particularity any changes necessary to bring Tenant's Final Working Drawings into substantial conformity with the Approved Plans or into a form which will be acceptable to Landlord. Upon approval of Tenant's Final Working Drawings by Landlord and Tenant, Tenant's Final Working Drawings shall be deemed to be incorporated in and considered part of the Approved Plans, superseding (to the extent of any inconsistencies) any inconsistent features of the previously existing Approved Plans.

         (c) Cost of Improvements. "Cost of Improvement" shall mean, with respect to any item or component for which a cost must be determined in order to allocate such cost, or an increase in such cost, to Landlord and/or Tenant pursuant to this Workletter, the sum of the following (unless otherwise agreed in writing by Landlord and Tenant with respect to any specific item or component or any category of items or components): (i) all sums paid to contractors or subcontractors for labor and materials furnished in connection with construction of such item or component; (ii) all costs, expenses, payments, fees and charges (other than penalties) paid or incurred to or at the direction of any city, county or other governmental or quasi-governmental authority or agency which are required to be paid in order to obtain all necessary governmental permits, licenses, inspections and approvals relating to construction of such item or component; (iii) engineering and architectural fees for services rendered in connection with the design and construction of such item or component (including, but not limited to, the applicable Architect for such item or component and an electrical engineer, mechanical engineer and civil engineer);
(iv) sales and use taxes; (v) testing and inspection costs; (vi) the cost of power, water and other utility facilities and the cost of collection and removal of debris required in connection with construction of such item or component; and (vii) all other "hard" costs incurred in the construction of such item or component in accordance with the Approved Plans and this Workletter. Cost of Improvement shall not include any project management fee relating to the construction of such item or component.

         (d) Construction of Landlord's Work. Promptly following approval of Landlord's Final Working Drawings, Landlord shall apply for and use reasonable efforts to obtain the necessary permits and approvals to allow construction of all Improvements constituting Landlord's Work. Upon receipt of such permits and approvals, Landlord shall, at Landlord's sole expense (except as otherwise provided in the Lease or in this Workletter), diligently construct and complete the Improvements constituting Landlord's Work substantially in accordance with the Approved Plans, subject to Unavoidable Delays and Tenant Delays (if any). Such construction shall be performed in a neat and workmanlike manner and shall conform to all applicable governmental codes, laws and regulations in force at the time such work is completed. Landlord shall use only union labor on or in connection with Landlord's Work and shall use the General Contractor specified in Paragraph 1(h) to construct all Improvements constituting Landlord's Work.

         (e)      Changes.

                  (i) If Landlord determines at any time that changes in Landlord's Final Working Drawings or in any other aspect of the Approved Plans relating to any item of Landlord's Work are required as a result of applicable law or governmental requirements, or at the insistence of any other third party whose approval may be required with respect to the

Improvements, or as a result of unanticipated conditions encountered in the course of construction, then Landlord shall promptly (A) advise Tenant of such circumstances and (B) cause revised Approved Plans and/or Landlord's Final Working Drawings, as applicable, reflecting such changes to be prepared by Architect and, to the extent such changes relate to items other than the Building Shell or Site Improvements, submitted to Tenant for approval in accordance with the procedure contemplated in Paragraph 2(a) hereof. Upon final approval of revised drawings by Landlord and Tenant (if applicable), Landlord's Final Working Drawings and/or Approved Plans shall be deemed to be modified accordingly.

                  (ii) If Tenant at any time desires any changes, alterations or additions to the Approved Plans or Landlord's Final Working Drawings with respect to any of Landlord's Work, Tenant shall submit a detailed written request to Landlord specifying such changes, alterations or additions (a "Change Order"). Upon receipt of any such request, Landlord shall promptly notify Tenant of (A) whether the matters proposed in the Change Order are approved by Landlord (which approval shall not be unreasonably withheld), (B) Landlord's estimate of the number of days of delay, if any, which shall be caused by such Change Order if implemented (including, without limitation, delays due to the need to obtain any revised plans or drawings and any governmental approvals), and (C) Landlord's estimate of the increase, if any, which shall occur in the Cost of Improvement for the items or components affected by such Change Order if such Change Order is implemented (including, but not limited to, any costs of compliance with laws or governmental regulations that become applicable because of the requested Change Order). If Tenant notifies Landlord in writing, within five (5) business days after receipt of such notice from Landlord, of Tenant's approval of the Change Order (including the estimated delays and cost increases, if any, described in Landlord's notice), then Landlord shall cause such Change Order to be implemented and Tenant shall be responsible for all costs or cost increases resulting from or attributable to the Change Order, subject to the provisions of Paragraph 4 hereof. If Tenant fails to notify Landlord in writing of Tenant's approval of such Change Order within said five (5) business day period, then such Change Order shall be deemed to be withdrawn and shall be of no further effect.

3.       Completion.

         (A) When Landlord receives written certification from Architect that construction of the foundation, structural slab on grade, underslab plumbing work, structural steel framework, decking and concrete on second floor, roof structure and installation of main fire sprinkler lines in the Initial Building have been completed in accordance with the Approved Plans, Landlord shall prepare and deliver to Tenant a certificate signed by both Landlord and Architect (the "Structural Completion Certificate") certifying that the construction of such portions of the Initial Building has been substantially completed in accordance with the Approved Plans in all material respects and specifying the date of that completion. The delivery of such Structural
Completion Certificate shall commence the running of the 180-day time period until the Rent Commencement Date under Section 2.1 of the Lease.

         (B) When Landlord receives written certification from Architect that construction of the remaining Improvements constituting Landlord's Work has been completed in accordance with the Approved Plans (except for Punch List Work), Landlord shall prepare and deliver to Tenant a certificate signed by both Landlord and Architect (the "Final Completion Certificate") certifying that the construction of the remaining Improvements constituting Landlord's Work has been substantially completed in accordance with the Approved Plans in all material respects, subject only to completion of Punch List Work, and specifying the date of that completion. Upon receipt by Tenant of the Final Completion Certificate, the Improvements constituting Landlord's Work will be deemed delivered to Tenant for all purposes of the Lease (subject to Landlord's continuing obligations with respect to the Punch List Work).

         (C) Notwithstanding any other provisions of this Workletter or of the Lease, if Landlord is delayed in substantially completing any of Landlord's Work necessary for issuance of the Structural Completion Certificate as a result of any Tenant Delay, then the 180-day period between the delivery of the Structural Completion Certificate and the Rent Commencement Date pursuant to Section 2.1 of the Lease shall be reduced, day for day, by the number of days by which such Tenant Delay delayed completion of the portions of Landlord's Work necessary for issuance of the Structural Completion Certificate, and Tenant shall reimburse Landlord in cash, within fifteen (15) days after written demand by Landlord (accompanied by reasonable documentation of the items claimed), for any increased construction-related costs and expenses incurred by Landlord as a result of the Tenant Delay.

         (D) At any time within thirty (30) days after delivery of the Structural Completion Certificate or the Final Completion Certificate, as applicable, Tenant shall be entitled to submit one or more lists to Landlord specifying Punch List Work to be performed on the applicable Improvements constituting Landlord's Work, and upon receipt of such list(s), Landlord shall diligently complete such Punch List Work at Landlord's sole expense. In the event of any dispute as to completion of any item or component of Landlord's Work, the certificate of the applicable Architect shall be conclusive. Promptly after Landlord provides Tenant with the Final Completion Certificate, Landlord shall cause the recordation of a Notice of Completion (as defined in Section 3093 of the California Civil Code) with respect to Landlord's Work.

4.       Payment of Costs.

         (a) Landlord's Work. Except as otherwise expressly provided in this Workletter or by mutual written agreement of Landlord and Tenant, the cost of construction of Landlord's Work shall be borne by Landlord at its sole cost and expense, including any costs or cost increases incurred as a result of Unavoidable Delays, governmental requirements or unanticipated conditions; provided, however, that notwithstanding any other provisions of this Paragraph 4(a), to the extent the Cost of Improvement relating to the construction of any item or component of Landlord's Work is increased as a result of any permitted Change Order or any Tenant Delay, or as a result of any "above standard" Building Shell components requested by

Tenant or otherwise necessitated by Tenant's particular use requirements or by the contemplated Tenant's Work, or as a result of any other plan changes or compliance costs attributable to Tenant's particular use requirements or to the contemplated Tenant's Work, the amount of the increase in the Cost of Improvement with respect to such item or component shall be reimbursed by Tenant to Landlord in cash or, by mutual agreement of Landlord and Tenant, may be deducted from Landlord's maximum obligation under Paragraph 4(b) with respect to the cost of Tenant's Work.

         (b) Tenant's Work. Except as otherwise expressly provided in this Workletter or by mutual written agreement of Landlord and Tenant, the cost of construction of the Tenant Improvements shall be borne [...*...] by Landlord and [...*...] by Tenant, up to a maximum Landlord's obligation of [...*...] per square foot of space in the Initial Building (measured in accordance with Section 3.1(b) of the Lease), equating to a total Cost of Improvements for the Tenant Improvements of [...*...] per square foot. Tenant shall be responsible, at its sole cost and expense (subject to any third-party financing arrangements entered into by Tenant as contemplated in Section 11.4 of the Lease), for payment of [...*...] of the first [...*...] per square foot of the Cost of Improvements of the Tenant Improvements, for the entire Cost of Improvements of the Tenant Improvements in excess of [...*...] per square foot (if any such excess occurs) and for the entire cost of any Tenant's Work that is not part of the Tenant Improvements, including (but not limited to), in each case, any costs or cost increases incurred as a result of Unavoidable Delays, governmental requirements or unanticipated conditions. If Landlord's share of the Cost of Improvements of the Tenant Improvements is less than [...*...] per square foot in the aggregate, the amount of such difference shall result in a rental adjustment pursuant to Section 3.1(c) of the Lease. The timing, conditions and other procedures for payment or disbursement of Landlord's share of the cost of the Tenant Improvements (up to the maximum amount specified above) shall be subject to mutual agreement of Landlord, Tenant and Landlord's lender (if any). To the extent the Cost of Improvement with respect to the Tenant Improvements exceeds [...*...] per square foot (reduced by [...*...] any amounts deducted from Landlord's maximum payment obligation as a result of the final sentence of Paragraph 4(a) hereof), whether as a result of Change Orders, Tenant Delays and/or Unavoidable Delays or otherwise, the amount of such excess shall in all events be Tenant's sole responsibility and expense.

5. Tenant's Work. On or before the applicable Work Deadline (subject to Landlord Delays and Unavoidable Delays, if any), Tenant shall construct and install in the Initial Building the Tenant's Work, substantially in accordance with the Approved Plans or, with respect to Tenant's Work not shown on the Approved Plans, substantially in accordance with plans and specifications prepared by
Tenant  and  approved  in  writing  by  Landlord  (which  approval  shall not be unreasonably withheld or delayed). Tenant's Work shall be performed in accordance with, and shall in all respects be subject to, the terms and conditions of the Lease (to the extent not inconsistent with this Workletter), and shall also be subject to the following conditions:


---------------------------
*CONFIDENTIAL TREATMENT REQUESTED
                                       67

         (a) Contractor Requirements. The contractor engaged by Tenant for Tenant's Work, and any subcontractors, shall be duly licensed in California, shall use only union labor on or in connection with Tenant's Work and shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed. Without limiting the generality of the preceding sentence, Tenant shall engage only union contractors for the construction and installation of Tenant's furnishings, fixtures and equipment in the Initial Building and shall require all such contractors engaged by Tenant, and all of their subcontractors, to use only union labor on or in connection with such work.

         (b) Costs and Expenses of Tenant's Work. Subject to Landlord's payment or reimbursement obligations under Paragraph 4(b) hereof with respect to Landlord's share of the Cost of Improvements for the Tenant Improvements, Tenant shall promptly pay all costs and expenses arising out of the performance of Tenant's Work (including the costs of permits) and shall furnish Landlord with evidence of payment on request. Tenant shall provide Landlord with ten (10) days' prior written notice before commencing any Tenant's Work. On completion of Tenant's Work, Tenant shall deliver to Landlord a release and waiver of lien executed by each contractor, subcontractor and materialman involved in the performance of Tenant's Work.

         (c) Indemnification. Tenant shall indemnify, defend (with counsel satisfactory to Landlord) and hold Landlord harmless from all suits, claims, actions, losses, costs and expenses (including, but not limited to, claims for workers' compensation, attorneys' fees and costs) based on personal injury or property damage or contract claims (including, but not limited to, claims for breach of warranty) arising from the performance of Tenant's Work. Tenant shall repair or replace (or, at Landlord's election, reimburse Landlord for the cost of repairing or replacing) any portion of the Improvements and/or any of Landlord's real or personal property or equipment that is damaged, lost or destroyed in the course of or in connection with the performance of Tenant's Work.

         (d) Insurance. Tenant's contractors shall obtain and provide to Landlord certificates evidencing workers' compensation, public liability and property damage insurance in amounts and forms and with companies satisfactory to Landlord.

         (e) Rules and Regulations. Tenant and Tenant's contractors shall comply with any other rules, regulations and requirements that Landlord or General Contractor may reasonably impose with respect to the performance of Tenant's Work. Tenant's agreement with Tenant's contractors shall require each contractor to provide daily cleanup of the construction area to the extent that such cleanup is necessitated by the performance of Tenant's Work.

         (f) Early Entry. Landlord shall permit entry of contractors into the Initial Building for the purposes of performing Tenant's Work, subject to satisfaction of the conditions set forth in the Lease. This license to enter is expressly conditioned on the contractor(s) retained by Tenant working in harmony with, and not interfering with, the workers, mechanics and contractors of Landlord. If at any time the entry or work by Tenant's contractor(s) causes any material interference with the workers, mechanics or contractors of Landlord, permission to enter may be withdrawn by Landlord immediately on written notice to Tenant.

         (g) Risk of Loss. All materials, work, installations and decorations of any nature brought onto or installed in the Initial Building, by or at the direction of Tenant or in connection with the performance of Tenant's Work, before the commencement of the Term shall be at Tenant's risk, and neither Landlord nor any party acting on Landlord's behalf shall be responsible for any damage, loss or destruction thereof.

         (h) Condition of Tenant's Work. All work performed by Tenant shall be performed in a good and workmanlike manner, shall be free from defects in design, materials and workmanship, and shall be completed in compliance with the plans approved by Landlord for such Tenant's Work in all material respects and in compliance with all applicable governmental laws, ordinances, codes and regulations in force at the time such work is completed.

         (i) Deferral of Construction. Notwithstanding any other provisions of this Paragraph 5, Tenant shall have the right to defer completion of some or all of the Tenant Improvements in up to [...*...] square feet of the Initial Building for up to eighteen (18) months after the Rent Commencement Date under the Lease. Landlord and Tenant acknowledge, however, that even within the area as to which such completion of Tenant Improvements is to be deferred, it is likely to be necessary to complete a portion of the Tenant Improvements in that area (such as, but not limited to, plumbing and HVAC) in order for the City of South San Francisco to issue a certificate of occupancy (or reasonable equivalent thereof) for the Initial Building at or about the Rent Commencement Date, and that Tenant's right to defer completion of Tenant Improvements will not extend to any such work that is necessary in order to obtain a certificate of occupancy for the Initial Building.

6. No Agency. Nothing contained in this Workletter shall make or constitute Tenant as the agent of Landlord.

7. Survival. Without limiting survival provisions which would otherwise be implied or construed under applicable law, the provisions of Paragraph 5(c) of this Workletter shall survive the termination of the Lease with respect to matters occurring prior to expiration of the Lease.

8. Miscellaneous. All references in this Workletter to a number of days shall be construed to refer to calendar days, unless otherwise specified herein. In all instances where Tenant's approval is required, if no written notice of disapproval is given within the applicable time period, at the end of that period Tenant shall be deemed to have given approval and the next succeeding time period shall commence. If any item requiring approval is disapproved by Tenant in a timely manner, the procedure for preparation of that item and approval shall be repeated.


---------------------------
*CONFIDENTIAL TREATMENT REQUESTED
                                       69

         IN  WITNESS   WHEREOF,   the  parties  have  executed  this  Workletter
concurrently with and as of the date of the Lease.

                  "Landlord"

BRITANNIA POINTE GRAND LIMITED
PARTNERSHIP, a Delaware limited
partnership

By:      BRITANNIA POINTE GRAND,
         LLC, a California limited liability
         company, General Partner

         By:   /s/ T.J. Bristow
               -----------------------------
               T. J. Bristow
               Its Manager


                  "Tenant"

         SUGEN, INC., a Delaware corporation

         By:   /s/ Stephen Evans-Freke
               ------------------------------
               Stephen Evans-Freke
               Its Chairman and Chief Executive
                  Officer


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


                           Schedule C-1 to Workletter

                          DEFINITION OF BUILDING SHELL


The "Building Shell" as defined in the Workletter to which this Schedule C-1 is attached shall consist of the following:


A standard shell for a building to be constructed for a biotech company, considering the uses set forth in this Lease, including but not limited to the following elements and improvements:

Building envelope (reinforced grade beam foundation on prestressed concrete piles; ground floor to be 10" thick reinforced concrete slab supported by concrete piles; second floor to have metal decking with concrete topping slab; roof structure to be metal deck with concrete for mass dampening in areas to receive mechanical equipment and rigid insulation over the balance (at least R-19 to meet Title 24 calculations); roof membrane to be built-up system, four-ply minimum including mineral fiber cap sheet, with flashing and sealants; building structural framing to consist of steel beams, girders, columns with a non-bearing exterior curtain wall; seismic system utilizing steel braced frames; floor system designed with live load capacity of 100 psf; roof live load to be 20 psf with 50 psf in center bays to receive mechanical loads; floor to floor heights of 17 feet)

Elevator pit

Interior stairs

Roof drains and drain lines

One (1) hour fire protection on columns and beams

Subsurface piping (water, gas, sewer lateral, storm water) sized to Tenant's use requirements; sanitary plumbing gut line cost to be allocated 50% to shell and 50% to Tenant Improvements

Trash enclosure/fence/metal gate

Two (2) or more rollup doors, one (1) dock high door or scissors lift

Utilities:
         site lighting and exterior lighting
         electric transformer
         underground electrical to building pull-section gas to exterior meter on building telephone conduit to building site storm drain system main sanitary sewer line under ground floor slab domestic fire and water lines stubbed into building automatic fire sprinkler system (for shell, but excluding drops to suspended ceilings)
         utility connection and development fees for systems which are part of shell (but excluding fees based on facilities or elements that are part of Tenant Improvements)

                           Schedule C-2 to Workletter

                        DEFINITION OF TENANT IMPROVEMENTS


The "Tenant Improvements" as defined in the Workletter to which this Schedule C-2 is attached shall include, but not necessarily be limited to, the following:

Toilet cores

Elevator(s)

Specialty  items,  such as skylights

Variable  air volume HVAC system

Building exhaust system

Service yard enclosures

Equipment pad

Roof top mechanical screen

Utilities:
         All electrical  beyond  pull   section,   including   electrical   main
            disconnect and distribution panels
         Gas piping beyond main gas meter
         Telephone conduit beyond utility company termination point (inside the building), and PVC conduit for telephone/data connections (wiring or fiber optics) to future buildings
         Sanitary sewer lines to main "gut" line under ground floor
         Laboratory gas piping
         Communications wiring
         Utility  connection  fees  based  on  items  that  are  part of  Tenant
            Improvements

Air Compressor with Dryer/Tank

Purified Water System with Storage Tank

Emergency Generator

Vacuum Pump

Casework

Fume Hoods, Laminor Flow Hoods

Mechanical, Electrical, Plumbing Infrastructure not included in Building Shell and not otherwise described above

Automatic Gas Manifolds

Process Cooling Water Chiller

Animal Rooms, Epoxy Flooring, Animal Racks

Office  Areas,  Interior  Partitioning,   Floor  Coverings,  Lighting,  Interior
Finishes

Cold Rooms

Tissue Culture Rooms

Automatic fire sprinkler system drops to suspended ceilings

                                    EXHIBIT D


                         ESTIMATED CONSTRUCTION SCHEDULE


         [to be promptly developed by Landlord and reviewed and agreed upon by the parties following execution of Lease, but in no event later than June 23, 1997; among other things, shall (1) include a series of window dates for significant tasks and procedures, including (but not limited to) the need for Tenant to provide details for shell modifications (steel, etc.) to accommodate HVAC, plumbing, etc. within a period to be specified, and (2) provide for an anticipated final completion date for all tenant improvements and occupancy by Tenant no later than October 31, 1998]


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


                                    EXHIBIT E


                    ACKNOWLEDGEMENT OF RENT COMMENCEMENT DATE


      This Acknowledgement is executed as of _________________, 199__, by BRITANNIA POINTE GRAND LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord"), and SUGEN, INC., a Delaware corporation ("Tenant"), pursuant to
Section 2.4 of the Build-to-Suit Lease dated June ___, 1997 between Landlord and Tenant (the "Lease") covering premises located at ________ East Grand Avenue, South San Francisco, CA 94080 (the "Initial Building").

      Landlord and Tenant hereby acknowledge and agree as follows:

      1. The Rent  Commencement  Date  under  the  Lease is  __________________,
199__.

      2. The Termination Date under the Lease shall be _________________, 201__, subject to any applicable provisions of the Lease for extension or early termination thereof.

      3. Based on the final cost of the Improvements and on any change orders, delays and other factors reflected in that cost, the rent schedule under Section 3.1(a) of the Lease is amended to read as shown in the schedule attached hereto and incorporated herein by this reference.

      4. Tenant accepts the Initial Building and acknowledges the satisfactory completion of all Improvements thereon required to be made by Landlord, subject only to any applicable "punch


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


list" or similar procedures specifically provided under the Lease or under the Workletter governing such work.

     EXECUTED as of the date first set forth above.


              "Landlord"

BRITANNIA POINTE GRAND LIMITED
PARTNERSHIP, a Delaware limited
partnership

By:   BRITANNIA POINTE GRAND, LLC,
      a California limited liability company,
      General Partner

      By: __________________________
          Its Manager


               "Tenant"

SUGEN, INC., a Delaware corporation

By: _______________________________
Its: ______________________________


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